Exhibit 10.2

SENIOR SECURED LOAN AGREEMENT

dated as of January 30, 2023
by and among
Greenidge Generation Holdings Inc.,
as a Borrower and Borrower Representative
and
Greenidge Generation LLC
as a Borrower,
the Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
and
NYDIG ABL LLC,
as Administrative Agent and Collateral Agent

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    i

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(continued)
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(continued)
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(continued)
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(continued)
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12.23 No Strict Construction	112
12.24 Third Party Beneficiaries	112
12.25 Confidentiality	112
12.26 Location of Closing	114
12.27 ERISA	114
12.28 Other NYDIG Activities	114
12.29 QFC	115

    v

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(continued)

APPENDICES:    A    Loan Commitments
B    Notice Addresses
SCHEDULES:    A    Collateral Mining Equipment
B    Collateral Infrastructure Equipment
C    NYDIG Equipment
D    Tennessee Equipment
E    Competitors
4.8    Adverse Proceedings
4.10    Environmental Matters
4.18    Compliance with Statutes, Etc.
5.8    Additional Financial Disclosures
5.22    Tennessee Transaction
5.23    Post-Closing Obligations
6.1    Closing Date Indebtedness
6.2    Closing Date Liens
6.3    Closing Date Investments
6.6    Closing Date Sales and Sale Leasebacks
6.7    Closing Date Transactions with Affiliates

EXHIBITS:    A    Form of Funding Notice
B    Form of Note
C    Form of Allonge
D    Form of Board Observation Rights Letter
E    Form of Closing Date Certificate
F    Form of Compliance Certificate
G    Form of Intercompany Subordination Agreement
H    Form of Master Intercompany Note
I    Form of Assignment Agreement

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SENIOR SECURED LOAN AGREEMENT
This SENIOR SECURED LOAN AGREEMENT, dated as of January 30, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among Greenidge Generation Holdings Inc., a Delaware corporation (the “Borrower Representative”) and Greenidge Generation LLC, a New York limited liability company (together with the Borrower Representative, each, a “Borrower” and, collectively, the “Borrowers”), the Subsidiaries of the Borrower Representative (as defined below) from time to time party hereto as Guarantors, the Lenders from time to time party hereto, and NYDIG ABL LLC, a Delaware limited liability company (“NYDIG”), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”; and together with the Administrative Agent, collectively, the “Agents” and each, an “Agent”).
RECITALS:
WHEREAS, reference is made to (i) that certain Master Equipment Finance Agreement, dated as of May 25, 2021 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, and together with the Loan Schedules attached thereto, the “Generation MEFA”), by and between Greenidge Generation LLC and NYDIG (f/k/a Arctos Credit, LLC) and (ii) that certain Master Equipment Finance Agreement, dated as of March 21, 2022 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time prior to the date hereof, and together with the Loan Schedules attached thereto, the “GNY MEFA” and, together with the Generation MEFA, the “MEFAs”), by and among GTX Gen 1 Collateral LLC, GNY Collateral LLC and GSC Collateral LLC, as Borrowers, Greenidge Generation Holdings Inc., as “Parent”, and NYDIG;
WHEREAS, NYDIG has granted certain limited waivers of payments due and owing under the MEFAs to facilitate negotiations between NYDIG and the Credit Parties regarding potential options to address the obligations of the loan parties under the MEFAs and preserve ongoing operations of the Credit Parties;
WHEREAS, NYDIG and the Credit Parties have engaged in extensive discussions and negotiations regarding potential alternatives, and have determined to enter into multiple related transactions in order to satisfy certain Credit Parties’ obligations under the MEFAs, reduce their outstanding debt, and generate ongoing revenue to the Credit Parties;
WHEREAS, pursuant to this Agreement the Borrowers and the other Credit Parties desire to refinance and replace the outstanding indebtedness owed by the Borrowers and/or the other Credit Parties to NYDIG pursuant to the MEFAs (the “Refinancing”);
WHEREAS, as part of the Refinancing and in partial satisfaction of indebtedness for borrowed money owed by the Borrowers or the other Credit Parties to NYDIG pursuant to the MEFAs and the payment of fees and expenses in connection with the foregoing, the Borrowers and the other Credit Parties have, simultaneously herewith, entered into (i) the Purchase Agreement (as defined below), pursuant to which the Sellers (as defined in the Purchase Agreement), shall sell to NYDIG and NYDIG shall purchase from Sellers all of Sellers’ right, title and interest in and to the Specified Assets and Interests (each as defined in the Purchase Agreement) and (ii) each Hosting Agreement (as defined below), pursuant to which, among other things, the Borrowers (or their affiliates or Subsidiaries (as defined below)) shall provide hosting services to NYDIG (or an affiliate of NYDIG) in connection with the mining of Digital Assets, and NYDIG (or an affiliate of NYDIG) shall pay Borrower Representative (or an affiliate

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thereof) for such hosting services as set forth in each Hosting Agreement (collectively, the “Transactions”);
WHEREAS, the Board of Directors of each Credit Party have (i) reviewed and carefully considered the terms of each of the Transactions, (ii) considered the significant benefits and value obtained by each Credit Party as a result of the Transactions, the current and future business environment, the status of the cryptocurrency industry, the status of the Bitcoin miner industry, the immediate needs of the Credit Parties, the cost of mining, as well as various alternative transactions, and (iii) deemed it advisable and in the best interests of the Credit Parties to enter into the Agreement and to consummate the Transactions;
WHEREAS, in connection with the Transactions, and to facilitate the Refinancing, the Borrowers have requested that the Lenders make available to the Borrowers a senior secured loan facility (the “Facility”) in the form of a term loan in an aggregate principal amount of $17,321,385.87 on the Closing Date, which shall be used solely for the Facility Purposes; and
WHEREAS, the Lenders party hereto as of the date hereof have agreed to make the Facility available to the Borrowers, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.DEFINITIONS AND INTERPRETATION
1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Acceptable Lien Waiver” as defined in Section 5.14(a).
“Accounting Opinion” means an opinion of an Independent Accountant.
“Administrative Agent” as defined in the preamble hereto.
“Adverse Proceeding” means, with respect to any Person, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of such Person) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or threatened in writing against or affecting such Person or its properties (which for the avoidance of doubt excludes any routine examination, inquiry or investigation).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means either (a) the power to vote, or the beneficial ownership of, fifty (50) percent or more of the voting Capital Stock of such person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or other beneficial interests or by contract or otherwise. Notwithstanding the foregoing, (a) none of the Lenders or Agents shall be an Affiliate of a Credit Party solely by virtue of their (or their Affiliate’s) holding equity interests in Borrowers or in any other Credit Party or by provision of the Credit Documents and (b) the Credit Parties shall be deemed to be Affiliates with one another and with their respective Affiliates.

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“Agent” as defined in the preamble hereto.
“Agreement” as defined in the preamble hereto.
“Allonge” means an allonge substantially in the form of Exhibit C.
“Ancillary Service” means a service necessary to support the transmission of energy to specified points on, while maintaining reliable operation of, the electric transmission system, however further defined or described by the applicable System Operator.
“Anti-Corruption Laws” means all laws, regulations or orders relating to anti-bribery or anticorruption (governmental or commercial) of any jurisdiction applicable to the business and dealings of the Credit Parties and each Subsidiary of the Credit Parties, including applicable laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment) to any government official, commercial entity or any other Person to obtain a business advantage, such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.
“Anti-Money Laundering Laws” means all laws of any jurisdiction concerning or relating to the prevention of money laundering or terrorism financing, including, without limitation, the United States Currency and Financial Transactions Reporting Act of 1970, as amended by Title III of the PATRIOT Act, the United States Money Laundering Control Act of 1986 and other legislation, which legislative framework is commonly referred to as the “Bank Secrecy Act,” the Beneficial Ownership Regulation, and all rules and regulations implementing these laws, as any of the foregoing may be amended from time to time.
“Approved Fund” means any Person (other than a natural person) that is administered, advised or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or a Lender Affiliate of an entity that administers, advises or manages a Lender.
“Approved Location” is defined in Section 3.1(i).
“Approved Real Property” as defined in Section 5.14(a).
“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8), and accepted by Agent, in substantially the form of Exhibit I, or any other form approved by Agent.
“Attorneys’ Fees” means and shall include any and all reasonable attorneys’ fees that are incurred by the Collateral Agent or any other Secured Party incident to, arising out of, or in any way in connection with the Collateral Agent’s or other Secured Party’s interests in, or defense of, any action, claim, proceeding or the Collateral Agent’s or other Secured Party’s enforcement of its rights and interests with respect to any Collateral or otherwise under any Loan, or any Credit Document, which shall include all attorneys’ fees incurred by the Collateral Agent and other Secured Parties (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent or applicable Secured Party is a party thereto) whether or not a suit or action is commenced, and all costs in collection of sums due during any work out or with respect to settlement negotiations, or the cost to defend the Collateral Agent or other Secured Party or to enforce any of its rights, including, without limitation, during any bankruptcy or other insolvency proceeding.

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“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, or president, chief financial officer, chief operations officer, chief investment officer, controller or treasurer.
“Average Uptime” means as of any date of determination, an amount (expressed as a percentage) equal to the quotient of (a) the daily average amount of Hashrate produced or derived from the NYDIG Equipment and actually delivered to the NYDIG Mining Pool during the prior thirty (30) day period, divided (b) the nameplate Hashrate of the NYDIG Equipment, excluding from the numerator and the denominator for purposes of such calculation, the Hashrate associated with any portion of such NYDIG Equipment for any days during which NYDIG has directed a shutdown of such NYDIG Equipment in writing.
“B Riley Debt” means all obligations arising under the B Riley Note and the other “Loan Documents” referred to therein.
“B Riley Mortgage” means the Hypothecated Mortgage, Assignment of Rents and Security Agreement, dated as of April 27, 2022 (as amended, restated, supplemented or otherwise modified from time to time) by 300 Jones Road, LLC for the benefit of B. Riley Commercial Capital, LLC
“B Riley Note” means that certain Amended and Restated Bridge Promissory Note, dated as of August 10, 2022 (as amended, restated, supplemented, or otherwise modified from time to time), between the Borrower Representative and B Riley Commercial Capital, LLC.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bitcoin” or “BTC” means the digital asset and payment system known as “Bitcoin”.
“Board Observation Rights Letter” means that certain board observation rights letter substantially in the form attached hereto as Exhibit D, to be duly executed and delivered by Borrowers to the Administrative Agent on the Closing Date.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Borrower Representative” as defined in the preamble hereto.
“Borrowers” as defined in the preamble hereto.
“BRTI” means the CME CF Bitcoin Real Time Index, setting forth the instantaneous U.S. Dollar price of one Bitcoin, as of any time of determination, administered by Crypto Facilities Ltd. or any successor administrator thereof.
“Budget” as defined in Section 5.8(f).

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“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Capital Stock” means any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, shares, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Capitalized Leases” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the date hereof is or should be accounted for as a capital lease or a finance lease on the balance sheet of that Person.
“Cash” means a credit balance in any demand or deposit account, money, or currency.
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States federal government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by a Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary United States federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“Casualty Event” means any casualty or other damage (whether insured or uninsured) to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral Equipment.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority.
“Change of Control” means the occurrence of any of the following events or circumstances (unless the Borrower Representative shall have delivered prior written notice of such impending Change of Control and the Collateral Agent shall have provided its prior written consent to such event or circumstance that would have otherwise given rise to a Change of Control, in each case in its sole and absolute discretion):

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(i)    other than as a result of a transaction permitted by Section 6 of this Agreement, Borrower Representative shall cease to own, whether directly or indirectly, free and clear of all Liens or other encumbrances, one hundred percent (100%) of the outstanding voting Capital Stock of the other Credit Parties;
(ii)     an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 35% of the equity securities of the Borrowers entitled to vote for members of the board of directors or equivalent governing body of the Borrowers on a fully-diluted basis;
(iii)    the sale of all or substantially all of the assets of Borrower Representative to another Person (other than the Liens arising under the Credit Documents and asset sales, Investments and other fundamental changes expressly permitted by Section 6 of this Agreement); or
(iv)    individuals who constitute the Continuing Directors of the Borrower Representative on the Closing Date cease for any reason to constitute at least a majority of the board of directors of the Borrower Representative.
“Closing Date” means the date hereof.
“Closing Date Certificate” means a Closing Date Certificate of an Authorized Officer of each Credit Party substantially in the form of Exhibit E.
“Closing Fee” as defined in Section 2.13.
“Co-Borrowers” as defined in the preamble hereto.
“Collateral” means, collectively, any asset of any Credit Party or other collateral upon which the Collateral Agent has been or is required to have been granted a Lien in connection with this Agreement and the other Credit Documents; in each case, other than Excluded Assets.
“Collateral Agent” as defined in the preamble hereto.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Collateral Agent shall have received each Collateral Document required to be delivered at such time as may be designated therein, pursuant to the terms of the Collateral Documents or Section 5.5, Section 5.12, or Section 5.21, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by each Credit Party thereto;
(b)     all Obligations shall have been unconditionally guaranteed by each Subsidiary of Borrower Representative, except for each Dormant Subsidiary; SDC Services Canada, Inc.; Support.com India Private Ltd.; Support.com Philippines, Inc.; SDC Homesourcing Mexico, Inc.; and Lockwood Hills LLC;
(c)    except as otherwise provided hereunder or under any Collateral Document and subject to Permitted Liens, the Obligations and the Guaranteed Obligations shall have been secured by a first-priority security interest in all of the Capital Stock of each

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Subsidiary which is owned by Borrowers and/or the other Credit Parties, except for each Dormant Subsidiary; SDC Services Canada, Inc.; Support.com India Private Ltd.; Support.com Philippines, Inc.; and SDC Homesourcing Mexico, Inc.;
(d)    except to the extent otherwise provided hereunder or under any Collateral Document, and subject to Permitted Liens, the Obligations shall have been secured by a perfected first-priority security interest in substantially all tangible and intangible assets of each Credit Party, subject to Permitted Liens (including, without limitation, accounts receivable, insurance, inventory, equipment, investment property, Intellectual Property, other general intangibles, owned (but not leased) Material Real Estate Asset and proceeds of the foregoing, but excluding Excluded Assets), in each case, with the priority required by the Collateral Documents;
(f)    (i) except with respect to intercompany Indebtedness, if any Indebtedness for borrowed money in a principal amount in excess of Two-Hundred Fifty Thousand Dollars ($250,000) (individually)is owing to any Credit Party and such Indebtedness is evidenced by a promissory note, the Collateral Agent shall have received such promissory note, together with undated instruments of transfer with respect thereto endorsed in blank and (ii) with respect to intercompany Indebtedness, upon request of the Collateral Agent, all Indebtedness of Borrower and each of its Subsidiaries and any Indebtedness that is owing to any Credit Party (or Person required to become a Credit Party) shall be evidenced by a subordinated intercompany note (in form and substance satisfactory to the Collateral Agent), and such intercompany note shall be delivered to the Collateral Agent, along with undated instruments of transfer with respect thereto endorsed in blank;
(g)    the Collateral Agent shall have received all certificates, agreements, documents and instruments, including, Uniform Commercial Code financing statements (or equivalent) and Control Agreements or as applicable notices and acknowledgement or equivalent with respect to deposit accounts, securities accounts or commodities accounts or other account Collateral, to the extent required by this Agreement, the Collateral Documents or as reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and
(h)    as set forth in Section 5.14, at any time any Collateral with a book value in excess of Two Hundred and Fifty Thousand Dollars ($250,000) (when aggregated with all other Collateral at the same location) is located on any real property in a state of the United States or the District of Columbia (whether such real property is now existing or acquired after the Closing Date) which is not owned by a Credit Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Credit Document to the contrary, (a) no Credit Party shall be required to take any action with respect to creation or perfection of security interests in real property owned by any Credit Party, (b) with respect to leases of real property entered into by any Credit Party, such Credit Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such leases; provided that each Credit Party, as applicable, shall comply with the requirements set forth in Section 5.14, in respect of such leased property,

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(c) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Collateral Agent and the Borrowers, (d) no perfection actions other than a UCC-filing shall be required in the United States, or in any state of the United States or the District of Columbia with respect to motor vehicles and other assets and personal property subject to certificates of title, letter of credit rights, or commercial tort claims.
The Collateral Agent may grant extensions of time for the provision or perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrowers, that provision or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
“Collateral Documents” means this Agreement, the Security Agreement, the Perfection Certificate, each Acceptable Lien Waiver, in each case, if any, and each acknowledgement with respect to any such agreements, and all other instruments, powers of attorney, collateral access agreements, bailee agreements, stock powers, intercompany notes, allonges, certificates, documents, agreements, acknowledgements, collateral assignments notices and filings delivered in connection with the Collateral, this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of the Borrowers as security for the Obligations and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a Lien on any personal property of such Credit Party as security for the Obligations.
“Collateral Equipment” means (a) the Collateral Mining Equipment, the Collateral Infrastructure Equipment, and all other infrastructure and mining equipment upon which the Collateral Agent has been or is required to have been granted a Lien in connection with this Agreement and the other Credit Documents, (b) all other goods and personal property related to such equipment, including, without limitation, any related software embedded therein or otherwise forming part thereof, and (c) any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, accessions, spare parts, replacements and additions thereto, and all proceeds thereof, in each case, other than Excluded Assets.
“Collateral Infrastructure Equipment” means the equipment and other assets set forth on Schedule B.
“Collateral Mining Equipment” means the equipment and other assets set forth on Schedule A.
“Collateral Owner” as defined in Section 5.14(a).
“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrowers pursuant to Section 2.1(a)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Appendix A (as in effect on the Closing Date) under the caption “Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Commitments is $17,321,385.87.
“Competitor” means any Person, other than a Lender Affiliate, that is engaged in the mining of Bitcoin and other cryptocurrencies, hosting of cryptocurrency mining operations, or management or hosting of high performance data centers, including those entities set forth on

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Schedule E, which Schedule may be updated after the Closing Date with the approval of the Administrative Agent in its sole and absolute discretion.
“Compliance Certificate” as defined in Section 5.8(j).
“Confidential Information” as defined in Section 12.25.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consumer Protection Laws” means all applicable consumer protection laws.
“Continuing Director” means a director who either was a member of the board of directors of the Borrower Representative on the Closing Date or who becomes a member of the board of directors subsequent to that date and whose election, appointment or nomination for election by the stockholders of the Borrower Representative is duly approved by a majority of the continuing directors on the board of directors.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” has the meaning set forth in the definition of “Affiliate”.
“Control Agreement” means, with respect to any Deposit Account, Securities Account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent and the Lenders, among the Collateral Agent, the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried and the Credit Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent (including, where consistent with market practice in the relevant jurisdiction, obtaining an acknowledgement of such notice in respect of accounts subject to the Collateral Agent’s Liens where consistent with market practice in the relevant jurisdiction); it being understood that unless specifically specified in this Agreement or any Credit Document, any reference to a Control Agreement shall mean a Control Agreement subject to springing dominion pursuant to which the applicable Credit Party shall maintain control unless and until a notice of sole control has been given by Collateral Agent to the financial institution or other person at which such account is maintained or with which such entitlement or contract is carried.
“Controlled Account” means each Deposit Account, Securities Account, commodities account, securities entitlement or commodity contract that is (x) subject to a Control Agreement in favor of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of this Agreement and of the applicable Collateral Documents or (y) which is otherwise subject to the sole dominion and control of the Collateral Agent, for the benefit of the Secured Parties, in accordance with the terms of the applicable Collateral Documents, or subject to an equivalent arrangement required for perfection under other applicable local law in the Relevant Jurisdictions and reasonably acceptable to the Collateral Agent.
“Copyrights” means all of the following (including all related IP Ancillary Rights): (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise (including all copyrights in software), (b) all registrations and applications for registration of copyright in the United States

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or any other country, including registrations, renewals and pending applications for registration, (c) all income, royalties, damages and other payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or other violations, and (d) the right to sue for past, present and future infringement or other violation thereof.
“Covered Party” as defined in Section 12.29.
“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Board Observation Rights Letter, the Intercompany Subordination Agreement, the Master Intercompany Note, each Allonge, each Compliance Certificate, in each case, if any, each certification delivered by any Credit Party in connection with this Agreement, each subordination agreement, joinder agreement, process agent appointment letters, notice, acknowledgment and consents, powers of attorney and any and all other present or future documents, instruments, agreements, reports, deeds and certificates required to be executed and delivered by a Credit Party in connection herewith or in connection with this Agreement or otherwise designated by the Borrowers and the Administrative Agent as “Credit Documents” from time to time.
“Credit Extension” means the making of a Loan.
“Credit Party” means, individually, each Guarantor, each Borrower and Borrower Representative.
“Credit Party Agent” as defined in Section 12.3.
“Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Digital Asset” means a digital asset that is recorded on a decentralized distributed ledger, including, without limitation, Bitcoin.
“Disposition” or “Dispose” means the sale, transfer (including any effective transfer of assets via division), assignment, conveyance, license, lease, sub-lease (as lessor or sublessor) or other disposition (in one transaction or in a series of transactions) of any property by a Person (including any sale and leaseback transaction), to, or any exchange of property with, any Person, in one transaction or a series of related transactions whereby (a) a Credit Party or any of its Subsidiaries sells or disposes of (i) all or any part of any Credit Party’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Credit Party other than the Borrowers, or (ii) all or substantially all of the Capital Stock of a Subsidiary, or (b) a Credit Party or Subsidiary issues Disqualified Capital Stock or engages in any merger, consolidation, combination or similar transaction, such that a

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Credit Party (or Subsidiary) is not the surviving entity or not the beneficial owner of the majority of Capital Stock of the Person measured on a fully-diluted basis resulting from such transaction or transactions (measured on a fully diluted basis). For purposes of clarification, “Disposition” shall include, without limitation (i) any disposition of real property by means of foreclosure, casualty event, eminent domain or other similar procedure, (ii) except for contracts that are used only in the Support.com business or in relation to sites in Texas, the sale or other disposition for value of any contracts, (iii) except for contracts that are used only in the Support.com business or in relation to sites in Texas, the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (iv) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Credit Party, or (v) any sale or other disposition for value of any Capital Stock owned by the Credit Parties (excluding, for the avoidance of doubt, issuance of Qualified Capital Stock by the Borrowers) or any other assets or Investments of the Credit Parties or any of their Subsidiaries or the sale or disposition of one or more of its material assets, a line of business, a division, a project or a substantial portion of a project of such Person or the subsidiaries of such Person or any similar transactions.
“Disqualified Capital Stock” means Capital Stock that by its terms (or by the terms of any security into which such Capital Stock is convertible, or for which such Capital Stock is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event (i) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Capital Stock, or (ii) are convertible at the option of the holder into Disqualified Capital Stock or exchangeable into Indebtedness, in each case of clauses (i) and (ii) prior to the date that is ninety-one (91) days after the Final Maturity Date, except, in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior payment in full of all Obligations. For the avoidance of doubt, Qualified Capital Stock shall not become Disqualified Capital Stock solely because proceeds thereof are exchanged for or used to discharge Indebtedness in transactions otherwise permitted hereunder.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency (including any Digital Asset), the equivalent of such amount in Dollars as determined at the relevant time of measurement by the Collateral Agent using any reasonable method of determination, provided that the Dollar Equivalent of Bitcoin shall be determined with reference to BRTI. Any determination by the Collateral Agent pursuant to clause (b) above shall be conclusive absent manifest error.
“Dollars”, and the sign “$” mean the lawful money of the United States of America.
“Dormant Subsidiaries” means, collectively, Support.com Holding Company, Inc., a Delaware corporation, Support.com Consumer Software, Inc., a Delaware corporation, Support.com Spectrum of Support, Inc., a Delaware corporation, and Support.com Contact Center, Inc., a Delaware corporation, and each such Subsidiary, a “Dormant Subsidiary”.
“Early Amortization Event” means any of the conditions or events set forth in Section 8.1.
“Early Amortization Process” as defined in Section 8.1.

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“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (i) any Lender, any Lender Affiliate (other than a natural person) or any Approved Fund, and (ii) any other Person (other than a natural Person or a Competitor) approved by the Agent acting at the direction of the Required Lenders.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be sponsored, maintained or contributed to by, any Credit Party or any of their respective Subsidiaries, or under which any Credit Party or any of their respective Subsidiaries has, or could reasonably be expected to have, any liability (including contingent liability and liability on account of an ERISA Affiliate).
“Environmental Claim” means any accusation, allegation, investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, for any damage, injury, threat or harm, including without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, direct or consequential damages, threat or harm to the environment or natural resources, nuisance, pollution, contamination, or other adverse effect on the environment, or for fines, penalties, or restrictions, in each case relating to or resulting to or resulting from, or in connection with (a) any actual or alleged violation of any Environmental Law; (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) any property leased or owned by any Credit Party.
“Environmental Laws” means any and all current or future, federal, state, local or municipal (or any subdivision of either of them) Laws, statutes, ordinances, orders, rules, regulations, codes, decrees, judgments, authorizations, or any other requirements of Governmental Authorities relating to (a) protection of the air, water, land, wetlands, natural resources, wildlife, endangered or threatened species, human, plant or animal health or welfare; (b) environmental matters, including those relating to any Hazardous Materials Activity; or (c) the generation, use, manufacture, processing, handling, storage, treatment, transportation or disposal of Hazardous Materials; in any manner applicable to any Credit Party or any Material Real Estate Asset constituting Collateral.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable and documented fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions, interest, claims, orders or suits related to any (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs relating to any Credit Party or any of its Subsidiaries.
“Equipment” means, collectively, the NYDIG Equipment and the Collateral Equipment.

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“ERISA” means the Employee Retirement Income Security Act of 1974 and any successor thereto.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrowers or any of its Subsidiaries, is treated as a single employer for purposes of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.
“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision of thirty (30) day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or that would result in the imposition of a Lien or other encumbrance or the provision of security under Section 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Credit Party, any of their respective Subsidiaries or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Credit Party or any of their respective Subsidiaries pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Credit Party or any of their respective Subsidiaries pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Credit Party, any of their respective Subsidiaries or any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by any Credit Party, any of their respective Subsidiaries or any ERISA Affiliate of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section  4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any Credit Party or any of their respective Subsidiaries with respect to any Employee Benefit Plan of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim against any Employee Benefit Plan or the assets thereof, or against any Credit Party or any of their respective Subsidiaries or any ERISA Affiliate with respect to any Employee Benefit Plan other than routine claims for benefits due but not delinquent; (x) the failure of any Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Employee Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan; (xii) the determination that a Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431, and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA; or (xiii) the occurrence of any event similar to the foregoing with respect to a Foreign Plan.
“Erroneous Payment” as defined in Section 11.11(a).

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“Event of Default” means any of the conditions or events set forth in Section 9.1.
“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute.
“Excluded Account” means (i) the account at First Republic Bank established and maintained by the Borrowers and used for the sole purpose of paying amounts due in respect of employee obligations, taxes, utilities and other amounts necessary to meet its regulatory, fiduciary and legal obligations in the ordinary course of business and (ii) the account at Bank of America used for the sole purposes of (x) disbursing payroll obligations and (y) the purposes for which it was used in the ordinary course of business as of the Closing Date.
“Excluded Assets” means the following assets and property of any Credit Party (i) any of such Credit Party’s right, title or interest in any license, contract or agreement to which such Credit Party is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the express terms of such license, contract or agreement result in the termination, a material breach of the terms of, or constitute a material default under, such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC (or equivalent) of any relevant jurisdiction or any other applicable law (including the applicable Debtor Relief Laws) or principles of equity); provided, that (x) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and such Credit Party shall be deemed to have granted a security interest in, all such right, title and interest as if such provision had never been in effect and (y) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interest in and liens upon any rights or interests of a Credit Party in or to the proceeds of, or any monies due or to become due under, any such license, contract or agreement, provided that such security interest or lien would not itself result in the termination, material breach of the terms of a material default under such license, contract or agreement (other than to the extent that any such term (A) has been waived or (B) would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 of the UCC or other applicable provisions of the UCC (or equivalent) of any relevant jurisdiction or any other applicable law (including the applicable Debtor Relief Laws) or principles of equity), (ii) any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the definition of Collateral, (iii) the Excluded Accounts, (iv) any Generation Property; provided, that, upon any Generation Property not being subject to regulation by the Public Service Commission, such Generation Property no longer subject to regulation shall immediately cease being classified as “Excluded Assets” and be deemed to be “Collateral” for all purposes of this Agreement and the other Credit Documents; (v) Equity Interests in Subsidiaries organized outside of the United States as of the Closing Date; (vi) any fee owned real property owned by a Credit Party, (vi) motor vehicles and other assets subject to certificates of title to the extent that a security interest cannot be perfected by filing a UCC financing statement, (vii) commercial tort claims with a value of less than $500,000 (it being understood that no actions shall be required to perfect a security interest in commercial tort claims, other than the filing of a UCC financing statement), (viii) any lease, license or other agreement or any property subject thereto to a purchase money security interest, capital lease obligation or similar arrangements, in each case to the extent permitted under the Credit Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrowers or any Subsidiary), (ix) letter of credit rights with a value of less than $1,000,000, (x) any governmental licenses or state or local franchises, charters and

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authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, (xi) any real property or fixtures at the South Carolina Property and all proceeds arising therefrom that are the subject of the B Riley Mortgage, and (xii) particular assets if and for so long as, if reasonably agreed by the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining is excessive in relation to the practical benefits to be obtained by the Lenders therefrom.
“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of any Credit Party, as applicable, under any Credit Document, any of the following Taxes: (a) Taxes imposed on or measured by any Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect at the time such Lender (i) acquires the applicable interest in a Loan or (ii) designates a new lending office or branch, except, in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes that are attributable to a Recipient’s failure to comply with Section 2.11(e) and (d) withholding Taxes imposed pursuant to FATCA.
“Facility” as defined in the recitals hereto.
“Facility Purposes” means, collectively, (i) to refinance and replace in full all Obligations outstanding under the MEFAs and (ii) to pay fees and expenses incurred in connection with the preparation of this Agreement and the other Credit Documents, and in connection with the Transactions and Transaction Documents.
“Fair Share” as defined in Section 10.2.
“Fair Share Contribution Amount” as defined in Section 10.2.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Internal Revenue Code.
“Final Maturity Date” means January 30, 2025.
“Financial Covenant” as defined in Section 7.
“Fiscal Quarter” means, with respect to a particular Fiscal Year, each fiscal quarter corresponding to such Fiscal Year.
“Fiscal Year” means for any Credit Party, any consecutive twelve-month period commencing on the date following the last day of the previous fiscal year and ending on December 31 of each calendar year.

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“Foreign Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is (a) neither subject to ERISA nor a governmental plan within the meaning of Section 3(32) of ERISA and (b) mandated by a government other than the United States or a state within the United States or an instrumentality thereof.
“Foundry Debt” means the indebtedness incurred pursuant to the Equipment Finance and Security Agreements, dated as of December 21, 2020, and March 4, 2021 between Greenidge Generation LLC, as borrower, and Foundry Digital LLC, as lender.
“Fundamental Change” means any transaction of merger or consolidation, divide (or otherwise split) itself or themselves into two (2) or more limited liability companies or other entities or Persons, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, or all or any part of the Capital Stock or other evidence of beneficial ownership of, any Investment or any of their respective subsidiaries or any division or line of business or other business unit or any Investment or any of their respective subsidiaries whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or substantially all fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person.
“Funding Guarantor” as defined in Section 10.2.
“Funding Notice” means a notice substantially in the form of Exhibit A.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“Generation” means Greenidge Generation LLC.
“Generation MEFA” as defined in the recitals hereto.
“Generation Property” means the real property and related infrastructure, equipment and assets (in each case, other than Mining Rigs) located at 590 Plant Road, Dresden NY and subject to regulation by the Public Service Commission, including all infrastructure, equipment and other assets (in each case, other than Mining Rigs) located thereon; provided, however, that “Generation Property” shall not include any property or assets sold, assigned or otherwise transferred by any other Credit Party to Generation on or after the Closing Date.
“GNY MEFA” as defined in the recitals hereto.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States or other foreign entity or government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner,

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whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guaranteed Obligations” as defined in Section 10.1.
“Guarantors” means the Borrower Representative and each other Person that joins this Agreement from time to time as a Guarantor, each individually a “Guarantor”.
“Hashrate” means the common meaning given to such term in the BTC mining industry, and includes computations of computers that perform the cryptographic function SHA 256, as measured in hashes per second.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Material Real Estate Asset constituting Collateral or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any pollutant, contaminant, chemical, toxic or hazardous material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, workers, occupants or any Persons in the vicinity of any Material Real Estate Asset or to the indoor or outdoor environment, including without limitation gasoline or other petroleum products or derivatives, radon, lead-based paint, asbestos, polychlorinated biphenyls, urea formaldehyde, and explosives or other highly dangerous substances.
“Hosting Agreement” means (x) each of those certain Hosting Agreements, dated as of the Closing Date, by and between the Greenidge Host and the applicable NYDIG Client (each as defined in the Purchase Agreement) and (y) any other hosting agreement entered into by any NYDIG Client and the applicable Greenidge Host following the Closing Date.
“Immaterial Subsidiary” means any Subsidiary of Borrower Representative or any Credit Party that, individually (a) does not own any Collateral Equipment, Intellectual Property or Material Real Estate Asset, and has neither (i) revenues (excluding intercompany transactions and balances) for the most recently completed twelve (12) month period of more than the lesser of (x) One Hundred Thousand Dollars ($100,000) (or its Dollar Equivalent) and (y) two percent (2%) of consolidated total revenues of Borrowers and its consolidated Subsidiaries for the last twelve months (as measured as of the last day of the most recently completed fiscal period for which financial statements were required to have been delivered pursuant Section 5.8(a), Section 5.8(b), or Section 5.8(c), as applicable), nor (ii) assets or Investments having fair market value (as of the last day of the most recently completed twelve-month period) of more than One Hundred Thousand Dollars ($100,000) (or its Dollar Equivalent) on average as of the last day of

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each fiscal period ending during such period, in each case, as determined based on the most recently completed fiscal period for which financial statements were required to have been delivered pursuant to Section 5.8(a), Section 5.8(b), or Section 5.8(c), as applicable, for the preceding twelve (12) month period then ended (but giving pro forma effect to any material Indebtedness, Investment, transfer or dispositions of assets during such period) or (b) is a Dormant Subsidiary.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money or with respect to deposits or advances of any kind, and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar agreements, (b) that portion of obligations with respect to Capitalized Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and that are unsecured and any such obligations incurred under ERISA); (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (g) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another, (h) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (i) any liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under sub-clauses (A) or (B) of this clause (i), the primary purpose or intent thereof is as described in clause (h) above, (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes and (k) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock of such Person.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in connection with any investigative, administrative or judicial proceeding commenced by any Person, whether or not any such Indemnitee shall be designated as a party or potential party thereto, and any reasonable, documented, out-of-pocket fees or expenses incurred by Indemnitees in enforcing the indemnification provisions of Section 12.5 (including the reasonable, documented, out-of-pocket fees and disbursements of counsel for Indemnitees incurred in enforcing the indemnification provisions of Section 12.5)), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise) that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of

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this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including (i) each Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of Section 10 hereof) and (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Credit Party or any of its Subsidiaries (other than Generation) (including any Environmental Liabilities and Costs)).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” as defined in Section 12.5(a).
“Indemnitee Agent Party” as defined in Section 11.9.
“Indemnitor” as defined in Section 12.5(c).
“Independent Accountants” means (i) initially, Armanino LLP, and (ii) any other recognized independent certified public accounting firm of international standing or independent certified public accounting firm, in each case, mutually acceptable to Required Lenders and the board of directors of Borrowers.
“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.
“Initial NYDIG Lender” means NYDIG ABL LLC.
“Intellectual Property” means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all Copyrights, Patents, Industrial Designs, Internet Domain Names, IP Licenses, Trademarks, Trade Secrets, computer software, databases, data and documentation, know-how, inventions, manufacturing processes and techniques, research and development information data and other information included in or supporting other intellectual property or similar proprietary rights, copies and tangible embodiments of any of the foregoing (in whatever form or medium) and any and all improvements to any of the foregoing or rights or licenses to or from a third party in connection therewith.
“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement substantially in the form attached hereto as Exhibit G (as the same may be amended, restated, amended and restated, supplemented or otherwise modified form time to time.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.
“Investment” means (a) any direct or indirect purchase or other acquisition by any Person of, or of a beneficial interest in, any of the securities of any other Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, from any Person, of any Capital Stock of such Person, and (c) any direct or indirect loan, advance or capital contributions by such Person to any other Person, including all Indebtedness and accounts receivable from that

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other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all tangible and intangible embodiments of, foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world (including, without limitation, all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof), and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.
“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any license, right, title and interest in or relating to any Intellectual Property.
“Lender” means each Person listed on the signature pages hereto as a Lender or any person becoming a Lender by assignment pursuant to the terms hereof. Appendix A sets forth the name of each Lender, as of the Closing Date.
“Lender Affiliate” means, as applied to any Lender or Agent, any Approved Fund or Person directly or indirectly controlling (including any member of senior management of such Person), controlled by, or under common control with, such Lender or Agent. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to (a) to vote fifty percent (50%) or more of the equity interests having ordinary voting power for the election of directors of such Peron or (b) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
“Loan” means each term loan made to the Borrowers pursuant to Section 2.1(a).
“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Master Intercompany Note” means a Master Intercompany Note substantially in the form attached hereto as Exhibit H, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Material Adverse Effect” means an event or occurrence which has a material adverse effect on (i) the business, financial condition, operations, or properties of the Borrowers or the other Credit Parties, taken as a whole (ii) the validity or enforceability of any Credit Document against any Credit Party, (iii) the rights and remedies available to or conferred upon any Lender, the Collateral Agent or the Administrative Agent pursuant to the Facility under the Credit Documents or applicable law, except as may occur as a result of any action or inaction by the

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Agents or Lenders, (iv) the ability of the Credit Parties, taken as a whole, to perform a material portion of the obligations under the Credit Documents to which it is a party, (v) the perfection or enforceability of the interest of the Collateral Agent or any other Secured Party in a material portion of the Collateral; provided, however, that, in any event, the following shall not be deemed to constitute, create or cause a Material Adverse Effect: any changes, circumstances or effects (i) that result from the Transaction or the public announcement thereof, (ii) that result solely from any actions taken or omitted to be taken by, at the request of, or with the prior consent of, the Agents or Lenders or required by the terms of this Agreement or (iii) arising from facts and circumstances disclosed to the Agent and Lenders in writing prior to the Closing Date.
“Material Agreement” means (a) the Senior Notes, (b) the B Riley Note, (c) any contract or other agreement, written or oral, involving monetary liability of any Credit Party to any Person in an amount in excess of $500,000 in any Fiscal Year, and (d) any other contract or other agreement, whether written or oral, to which any Credit Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto has or could reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, each Power Agreement shall be deemed to be a “Material Agreement”.
“Material Indebtedness” means Indebtedness (other than the Loans), of the Credit Parties and their Subsidiaries in an aggregate principal amount of all such Indebtedness exceeding $500,000.
“Material Real Estate Asset” means (a)(i) any fee-owned Real Estate Asset having a fair market value in excess of Five Hundred Thousand Dollars ($500,000) as of the date of the acquisition thereof, and (ii) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than One Hundred Thousand Dollars ($100,000) per annum. Notwithstanding the foregoing, the real property located at 590 Plant Road, Dresden, NY 14441 and at the South Carolina Property shall not constitute a Material Real Estate Asset.
“MEFAs” as defined in the recitals hereto.
“Mining Rig” means any hardware capable of generating Hashrate (including, without limitation, any application-specific integrated circuit (ASIC) or graphics processing unit (GPU) miner), any related software embedded therein or otherwise forming part thereof, any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, accessions, spare parts, replacements and additions thereto, and all proceeds thereof.
“Moody’s” means Moody’s Investor Services, Inc., and any successor thereto.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.
“Net Asset Sale Proceeds” means, with respect to any Disposition, an amount equal to: (a) cash payments received by any Credit Party or any of their respective Subsidiaries from such Disposition (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment, as applicable), but only as and when so received), minus (b) any bona fide direct costs incurred in connection with such Disposition to the extent paid or payable to non-Affiliates, including (i) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Disposition during the tax period the sale occurs, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Disposition, and (iii) a reasonable reserve for any

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indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by any Credit Party or any of their respective Subsidiaries in connection with such Disposition; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.
“Net Insurance Proceeds” means an amount equal to: (a) any Cash payments or proceeds received by a Credit Party in respect of any covered loss under any policy of insurance specified in Section 5.7, minus (b) any actual and reasonable costs incurred or to be incurred by a Credit Party in connection with the adjustment or settlement of any claims of a Credit Party in respect thereof.
“Non-Subordinated Property Interest” as defined in Section 5.14(a).
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Note” means a promissory note substantially in the form of Exhibit B attached hereto, issued by the Borrowers, in favor of each Lender.
“NYDIG” as defined in the preamble hereto.
“NYDIG Equipment” means all equipment and infrastructure and other assets that are listed on Schedule C attached hereto, all goods and personal property related to such equipment, any related software embedded therein or otherwise forming part thereof, any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, accessions, spare parts, replacements and additions thereto, and all proceeds thereof.
“NYDIG Lender” means, to the extent such Person is a “Lender” under this Agreement at any time of determination: (i) the Initial NYDIG Lender, and (ii) any NYDIG Affiliate.
“NYDIG Mining Pool” means the mining pool operated by NYDIG Mining Equipment LLC.
“NYDIG Mining Pool Account” means an account in the name of NYDIG Mining Equipment LLC or its direct Subsidiaries with the NYDIG Mining Pool, or any other account operated by any Person as the Administrative Agent may reasonably select in its sole discretion from time to time after the Closing Date.
“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), any Lender or any Indemnitee or any of them, under any Credit Document, whether in respect of any installment, or for any principal, interest (including such amounts which, but for the filing of a petition in bankruptcy with respect to any Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against the such Credit Party for such interest in the related bankruptcy proceeding), premiums (including, without limitation, Attorneys’ Fees and the Prepayment Premium), fees, expenses, indemnification or otherwise (in each case, whether or not a claim for such amount is allowed against any Borrower in any bankruptcy proceeding). Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents include (a) the obligations (irrespective of whether a claim therefor is allowed in a bankruptcy proceeding) to pay principal, interest, charges, expenses, fees, premiums, Attorneys’ Fees and disbursements, indemnities and other amounts payable by such person under the Credit Documents and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

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“Obligee Guarantor” as defined in Section 10.7.
“Occupancy Agreement” as defined in Section 5.14(a).
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended and (d) with respect to any limited liability company, its certificate of formation, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Credit Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except for any Taxes that are Other Connection Taxes imposed with respect to an assignment or participation (other than an assignment made pursuant to Section 2.17(b) hereof).
“Participant Register” as defined in Section 12.8(h).
“Patents” means all of the following (including all related IP Ancillary Rights): (a) all letters patent of the United States or the equivalent thereof in any other country, and all applications for letters patent of the United States or the equivalent thereof in any other country, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants or issuances, and the right to make application for any of the foregoing, (b) all reissues, reexaminations, extensions, renewals continuations, continuations in part and divisionals thereof, (c) the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein, (d) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future infringements or other violations, and (e) the right to sue for past, present and future infringement or other violation thereof.
“Payment” means each payment made by the Borrower Representative to the Administrative Agent for the account of each applicable Lender on a ratable basis.
“Payment Date” means (a) the twenty-fifth (25th) day following the end of each calendar month, or if such day is not a Business Day, the immediately following Business Day, and (b) the Final Maturity Date.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

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“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 or Title IV of ERISA.
“Perfection Certificate” means the perfection certificate dated as of the Closing Date (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“Permit” means collectively all licenses, leases, powers, permits, franchises, certificates, authorizations and approvals.
“Permitted Dispositions” as defined in Section 6.12.
“Permitted Expenses” means the costs and expenses incurred by the Agents and the Lenders (and their respective agents or professional advisors, including legal counsel) in connection with the preparation, administration, amendment, due diligence and enforcement of this Agreement and the other Credit Documents. “Permitted Expenses” shall include, without limitation, the expenses set forth in Sections 5.9 and 12.4 hereof.
“Permitted Indebtedness” as defined in Section 6.1.
“Permitted Liens” as defined in Section 6.2.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, statutory trusts, series trusts, or other organizations, whether or not legal entities, and Governmental Authorities.
“PH/s” means petahash per second. 1 PH/s equals one quadrillion hashes per second (1,000,000,000,000,000 h/s).
“Plan Assets” as defined in Section 12.27(a).
“Post-Closing Obligations” as defined in Section 5.23.
“Power Agreement” means any agreement or other arrangement pursuant to which any Credit Party procures electricity required for the operation of the NYDIG Equipment (or the relevant portion thereof), however styled or described (including, without limitation, any electricity supply agreement, retail power purchase agreement, pooling agreement, gas purchase agreement, servicing agreement or similar energy procurement agreement).
“Prepayment Event” means the occurrence of any of the following events prior to the one (1)-year anniversary of the Closing Date: (a) other than as provided for in Section 2.4(d), all or any portion of the principal balance of the Loans is, or is required to be, refinanced, repaid, prepaid or replaced or modified by operation of law or reduced for any reason (whether such repayment, prepayment, replacement, modification, reduction or termination is voluntary or involuntary, whether before or after the occurrence of an Event of Default or the commencement of a proceeding under Debtor Relief Laws, and notwithstanding any acceleration (for any reason) of the Obligations; (b) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any proceeding under any Debtor Relief Laws, foreclosure (whether by power of judicial proceeding or otherwise), agreement or deed in lieu of foreclosure or embargo of the Collateral or the making of a distribution in any proceeding under any Debtor Relief Laws to any Agent, for the

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account of the Lenders, in full or partial satisfaction of the Obligations; (c) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.1 or by operation of law, including, without limitation, as a result of the commencement of a proceeding under Debtor Relief Laws; or (d) there is a sale of the Collateral in any proceeding under Debtor Relief Laws.
    “Prepayment Premium” as defined in Section 2.4(c).
“Prohibited Payment” as defined in Section 4.28.
“Purchase Agreement” means that certain Membership Interest and Asset Purchase Agreement, dated the date hereof, by and among certain of the Credit Parties, as sellers, and NYDIG, as purchaser.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” as defined in Section 12.29.
“QPAM” means a “qualified professional asset manager” within the meaning of the QPAM Exemption.
“QPAM Exemption” means ERISA Prohibited Transaction Class Exemption 84-14.
“Qualified Capital Stock” means all Capital Stock of a Person other than Disqualified Capital Stock.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party (or any Affiliate or Subsidiary thereof) in any real property.
“Real Property Approval Request Certification” as defined in Section 5.14(a).
“Recipient” means any Agent or Lender, as applicable.
“Register” as defined in Section 2.2(a).
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater or property.
“Relevant Jurisdiction” means in relation to a Credit Party or any of its Subsidiaries (as applicable):
(a)    its jurisdiction of incorporation;
(b)    the jurisdiction whose laws govern the perfection of any Collateral or Security Document (as applicable) entered into by it; and
(c)    any jurisdiction where it conducts its business.

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“Required Lenders” means, as of any date of determination, any combination of Lenders that hold more than fifty percent (50%) of the outstanding Loans at such time; provided that, for so long as any NYDIG Lender is a Lender, any determination of Required Lenders shall include at least one (1) NYDIG Lender.
“Required Prepayment Date” as defined in Section 2.5(d).
“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Credit Party or (ii) any payment (whether cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to the Borrower’s or a Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
“S&P” means Standard & Poor’s Rating Services, Inc., a Standard & Poor’s Financial Services, LLC business, and any successor thereto.
“Sanctioned Country” means any country against which the United States maintains comprehensive economic sanctions or an embargo, which as of the date hereof includes Cuba, Iran, North Korea, Syria and Crimea, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.
“Sanctions” means all applicable laws or statutes relating to financial, economic or trade Sanctions administered or enforced by the United States (including by the U.S. Department of the Treasury or the U.S. Department of State), the European Union and its member states, Her Majesty’s Treasury of the United Kingdom, the United Nations Security Council, or any other applicable Governmental Authority
“Secured Parties” means the Administrative Agent, the Collateral Agent and the Lenders.
“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Account” means any “securities account” within the meaning of Article 8 of the UCC (or equivalent).
“Securities Act” means the Securities Act of 1933 and any successor statute.
“Security Agreement” means the Security and Pledge Agreement, dated as of the Closing Date, by each of the Credit Parties in favor of the Agents and the Lenders.
“Senior Notes” means the unsecured 8.50% Senior Notes due 2026 under that certain Indenture, dated as of October 13, 2021, between the Borrowers and Wilmington Savings Fund

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Society, FSB, as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of October 13, 2021, between the Borrowers and the Trustee.
“Similar Laws” as defined in Section 4.26(a).
“South Carolina Property” means those certain parcels, tracts, and lots of land in Spartanburg County, South Carolina, located on a County Road four miles Northeast of Spartanburg, as more fully described in Exhibit A attached to the B Riley Mortgage, and all other property included in the definition of “Property” in the B Riley Mortgage.
“Subject Credit Documents” as defined in Section 5.14(a).
“Subject Property Party” as defined in Section 5.14(a).
“Subject Real Property” as defined in Section 5.14(a).
“Subordination Agreement” means (i) the Master Intercompany Note, (ii) the Intercompany Subordination Agreement and (iii) each other subordination agreement or other evidence of subordination of Indebtedness of the any Credit Party and their respective Subsidiaries entered into from time to time; provided that each such agreement is in form and substance satisfactory to the Administrative Agent, in each case, such agreements may be amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted in accordance with the terms hereof and the applicable Subordination Agreement.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Subsidiary Accession Requirements” means the execution and delivery of a joinder to this Agreement as a Guarantor and all other actions required to provide a first priority Lien on and security interest in the Capital Stock of each such Subsidiary and its assets substantially similar in scope and granting and perfecting in the same types and classes of assets as the Liens granted by the existing Credit Parties under the existing Collateral Documents by executing and delivering to Collateral Agent for the benefit of the Secured Parties such guarantees and share charges or pledges (as applicable) over Capital Stock and other asset security of the same types entered into by the applicable existing Credit Party either by delivering a supplement or joinder to the existing Collateral Documents where possible or entering into new Collateral Documents to create and perfect the Collateral Agent’s Liens over all of such Persons assets of each such type or category of assets and if at the time of accession, a particular Person does not own assets of a particular category at the time it enters into the Collateral Document(s) in respect of assets of one or more types but a pledge over future assets can be effected by a composite Collateral Document that also secures assets it owns at the time it enters into the Collateral Documents, it will also grant under such composite Collateral Document a Lien on such future classes of assets and entering into such other Collateral Documents as necessary or desirable to perfect, protect or evidence its security interest in the Collateral or as otherwise reasonably requested by the Agent.

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“Supported QFC” as defined in Section 12.29
“System Operator” means a Person that is responsible for the supervision of the collective electric transmission facilities of a particular region, including as applicable, coordination of market transactions, system-wide transmission planning, and network reliability.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tennessee Equipment” means all equipment and infrastructure and other assets that are listed on Schedule D attached hereto, all goods and personal property related to such equipment, any related software embedded therein or otherwise forming part thereof, any and all accessories, exchanges, improvements, returns, substitutions, parts, attachments, accessions, spare parts, replacements and additions thereto, and all proceeds thereof.
“Tennessee Transaction” means the transactions set forth in Schedule 5.22.
“Termination Date” means the date on which all Loans and Obligations (other than Unasserted Obligations) have been paid in full in cash in immediately available funds in Dollars.
“Title Policy” has the meaning set forth in the definition of “Real Estate Deliverables”.
“Trade Secrets” means all of the following: (a) trade secrets and other proprietary or confidential business information, including inventions, invention disclosures, discoveries, know how, systems, processes, methods, data, business and marketing plans, and customer and vendor lists, (b) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future misappropriation or other violation, and (c) the right to sue for past, present and future misappropriation or other violation thereof.
“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, trade names, trade dress, logos, Internet domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations thereof, and all registrations and applications filed in connection therewith in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, (b) all goodwill associated therewith or symbolized thereby, (c) all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and other payments for past or future infringements or other violations, and (d) the right to sue for past, present and future infringement, dilution or other violation thereof.
“Transaction Documents” means, collectively, each of the documents executed and/or delivered in connection with the Transactions (including, without limitation, the Credit Documents, the Purchase Agreement and each Hosting Agreement).
“Transactions” as defined in the recitals hereto but, includes, without limitation, the consummation of the Closing Date, funding of the Loans and occurrence of all transactions provided for under this Agreement and other Transaction Documents including the fees and expenses incurred in connection herewith and therewith.
“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York, except as such term may be used in connection with the attachment, perfection or

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priority of, or remedies with respect to a security interest in or Lien on the Collateral, in which case, the Uniform Commercial Code (or similar or equivalent legislation) of the applicable jurisdiction with respect to the affected Collateral shall apply.
“Unasserted Obligations” means, at any time, contingent indemnification obligations under the Credit Documents for which no claim has been asserted.
“Unplanned Downtime” means, for any given facility operating NYDIG Equipment, for any thirty day period, a period that is longer than 12 consecutive hours during which such facility does not operate and produce Hashrate.
“Unrestricted Bitcoin” means, as of any date of determination, the aggregate amount of Bitcoin held in accounts on the consolidated balance sheet of the Borrower Representative and its Subsidiaries to the extent that the conversion of such Bitcoin for Dollars to be used application for payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such Bitcoin are free and clear of all Liens (other than (i) Liens in favor of the Collateral Agent and (ii) to the extent constituting Liens on Bitcoin, statutory setoff rights arising solely as a matter of applicable law or by applicable customary custodial or securities account agreements in favor of the depositary institutions, custodians or security intermediaries with respect to ordinary customer arrangements entered into for the purpose of holding Bitcoin; provided that, such accounts (and the Bitcoin credited thereto) are not subject to any existing or contingent restrictions on transfer by the Borrowers, other than those restrictions arising under Credit Documents or Transaction Documents).
“Unrestricted Cash” means, as of any date of determination, the aggregate amount of Cash and Cash Equivalents held in accounts on the consolidated balance sheet of Borrower Representative and its Subsidiaries to the extent that the use of such Cash and Cash Equivalents for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such Cash is and Cash Equivalents are free and clear of all Liens (other than (i) Liens in favor of the Collateral Agent and (ii) to the extent constituting Liens on Cash and Cash Equivalents, statutory setoff rights arising solely as a matter of applicable law or by applicable customary deposit account or securities account agreements in favor of the depositary institutions or security intermediaries with respect to ordinary customer arrangements entered into for the purpose of holding Cash and Cash Equivalents in ordinary deposit or securities accounts with such financial institution as securities intermediary; provided that, such accounts (and the Cash and Cash Equivalents credited thereto) are not subject to any existing or contingent restrictions on transfer by Borrowers or any of its Subsidiaries, other than those restrictions arising under the Credit Documents or the Transaction Documents).
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Special Resolution Regime” as defined in Section 12.29.
“U.S. Tax Compliance Certificate” as defined in Section 2.11(e)(ii)(B)(3).
“WARN” as defined in Section 4.31.
1.2Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time,

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applied in a manner consistent with that used in preparing Borrowers’ audited financial statements.
(b)Changes in GAAP. If at any time any Credit Party has received an Accounting Opinion stating that an Accounting Change has occurred, and any of the Credit Parties or any Lender shall so request, the Collateral Agent, each Lender and the Credit Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) an Authorized Officer of Borrowers shall provide to the Administrative Agent, the Collateral Agent and the Lenders financial statements and other documents required under this Agreement or as otherwise reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.3Interpretation, etc.
(a)Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context requires otherwise or otherwise specified in any applicable Credit Document, (a) reference to any Person includes that Person’s successors and assignees, (b) any definition of or reference to any Credit Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. Any reference to “payment in full”, “paid in full”, “repaid in full”, “prepaid in full”, “redeemed in full” or any other term or word of similar effect used in this Agreement or any other Credit Document with respect to the Loans or the Obligations shall mean all Obligations (including the Prepayment Premium) (excluding contingent claims for indemnification to the extent no claim giving rise thereto has been asserted) have been repaid in full in cash and have been fully performed and all Commitments have been permanently terminated.
(b)References in this Agreement to “determination” by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders or by each Lender affected thereby, or by all Lenders, as applicable. Any Lien referred to in this Agreement or any other Credit Document as having been created in favor of the Agent, any

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agreement entered into by the Agent pursuant to this Agreement or any other Credit Document, any payment made by or to or funds received by the Agent pursuant to or as contemplated by this Agreement or any other Credit Document, or any act taken or omitted to be taken by the Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agent and the Lenders. Wherever the phrase “to the knowledge of any Credit Party” or words of similar import relating to the knowledge or the awareness of any Credit Party are used in this Agreement or any other Credit Document, such phrase shall mean and refer to the actual knowledge of an Authorized Officer of any Credit Party in the good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Credit Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.
(c)The phrases “permitted by” and “not prohibited by” or words of similar import shall be construed to have the same meaning and effect.
(d)The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(e)If a due date for any payment, or for the delivery of any report, certificate, notice or other deliverable, falls on a day that is not a Business Day, then the due date will be automatically extended to the immediately following Business Day.
1.4Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.5Divisions. For all purposes under the Credit Documents, in connection with any division or plan division under Delaware law (or any comparable event under a different jurisdiction’s Applicable Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
1.6Integrated Transactions.  This Agreement is being executed and delivered by the parties hereto contemporaneous with, and as a condition precedent to, the consummation of the transactions contemplated in connection with the settlement of certain matters between NYDIG and the Credit Parties under the MEFAs, and the execution and delivery by the Borrower Representative and the other Credit Parties and their Affiliates of the Transaction Documents. This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby or in the Transaction Documents, whether oral or written. The Parties acknowledge and agree that: (i) the execution and delivery of this Agreement and the rights and obligations of the parties hereto are part of an integrated transaction being affected under the terms of this Agreement and the other Transaction Documents; (ii) the performance of this Agreement and the other Transaction Documents and the expected benefits herefrom and therefrom are a material inducement to the willingness of the parties to this Agreement and the other Transaction Documents to enter into and perform this Agreement, the other Transaction Documents and the transactions contemplated herein and therein; (iii) the parties would not have been willing to enter into this Agreement in the absence of the execution, delivery, performance, and economic

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interdependence of the other Transaction Documents; (iv) the execution and delivery of this Agreement and the other Transaction Documents and the rights and obligations of the parties hereto and thereto are interrelated and part of an integrated transaction being effected in accordance with the applicable terms of such agreements; (v) the transactions contemplated by this Agreement and the other Transaction Documents are economically interdependent; (vi) the execution and delivery of this Agreement and the other Transaction Documents and the rights and obligations of the parties to this Agreement and the other Transaction Documents are interrelated and part of an integrated transaction being effected pursuant to the terms of this Agreement and the other Transaction Documents; (vii) the transactions contemplated by this Agreement and the other Transaction Documents are necessary elements of the same and integrated transaction; and (viii) each of the parties hereto will cause any of its successors or permitted assigns (including any transferee of such Party) to expressly acknowledge and agree to this Section 1.6.
1.7Each Credit Party acknowledges and agrees that its obligations and liabilities under the MEFAs shall be reinstated with full force and effect, if at any time on or after the Closing Date, (i) all or any portion of the “Obligations” (as defined in the MEFAs), paid to the Lenders, or the Administrative Agent is voided or rescinded or must otherwise be returned by the Lenders to the applicable Credit Party or (ii) all or any of the Transactions or Transaction Documents is unwound, avoided, rescinded or otherwise invalidated, in each case, upon any Credit Party’s insolvency, bankruptcy or reorganization or otherwise, all as though such payment, Transactions and Transaction Documents had not been made, occurred or entered into, as the case may be.
Section 2.LOANS
1.1Loans.
(a)Generally.
(i)Subject to the terms and conditions herein, each Lender hereby severally agrees to make a Loan to the Borrowers, which shall be deemed to be incurred in a single drawing on the Closing Date denominated in Dollars equal to such Lender’s Commitment on the Closing Date. Upon funding the Loans on the Closing Date, each Lender’s Commitment shall be automatically reduced to zero.
(ii)Amounts borrowed pursuant to this Section 2.1(a) and subsequently repaid or prepaid, as applicable, may not be reborrowed.
(b)Borrowing Mechanics for Loans.
(i)On or prior to the Closing Date, the Borrower Representative shall deliver to the Administrative Agent a Funding Notice, duly executed by an Authorized Officer of the Borrower Representative, no later than 10:00 a.m. (New York City time) on the date that is two (2) Business Days prior to the Closing Date (or such shorter period agreed by the Administrative Agent and the Lenders in writing) in respect of the deemed borrowing of Loans on the Closing Date.
1.2Evidence of Debt; Notes.
(a)Evidence of Debt.
(i)The Administrative Agent shall maintain at one of its offices a register for the recordation of (x) the names and addresses of the Lenders and

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(y) information relating to their respective Loans (including such Lender’s share of the Loans) from time to time (the “Register”). The Register shall be available for inspection by the Credit Parties or the Lenders at any reasonable time and from time to time upon reasonable prior written notice to the Administrative Agent. The Administrative Agent shall record in the Register the Loans, and each repayment or prepayment of the Loans, and any such recordation shall be conclusive and binding on the Borrowers and the Lenders, absent manifest error. The Borrowers hereby designates the entity serving as Administrative Agent to serve as the Borrowers’ non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.2.
(ii)Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Credit Parties, absent manifest error; except that (A) the failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ Obligations in respect of any applicable Loans and (B) in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)Notes. If so requested by a Lender, prior to the Closing Date or upon five (5) Business Days prior written notice at any time after the Closing Date, the Borrower Representative shall duly execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 12.8) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower Representative’s receipt of such notice) an original non-negotiable Note or Notes executed by the Borrowers, as so requested, to evidence such Lender’s Loans. Each Lender shall be entitled to have its Notes substituted, exchanged or subdivided for Notes of lesser denominations in connection with a permitted assignment of all or any portion of such Lender’s Loan and Note. The mutilation, loss, theft or destruction of a Note shall not imply or be deemed to constitute a cancellation of debt or, a cancellation of any other Obligation under or in respect of this Agreement or any Loan, even if any such event has occurred due to acts attributable to any of the Lenders or the Administrative Agent. If a Note is mutilated, the Borrowers shall issue and deliver a new Note of the same principal amount and maturity as the mutilated Note, provided that such mutilated Note shall be returned to the Borrower Representative in exchange for the new Note. If a Note is lost, stolen or destroyed, the Borrower Representative shall, promptly upon the written request of the Administrative Agent or the respective Lender, issue and deliver to such Lender a new original Note of the same principal amount and maturity as the lost, stolen or destroyed Note. Each Lender and the Borrowers hereby acknowledge that the principal amount set forth in a Note is not necessarily reflective of the outstanding principal amount then owing to such Lender under this Agreement in effect at any time under this Agreement. In the event of a conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall prevail.
1.3Interest.
(a)Subject to the provisions of Section 2.3(b), each Loan shall bear interest on the outstanding principal amount thereof from and including the Closing Date until but excluding the date such Loan is paid in full in cash, at a fixed rate of 15% per annum, computed on the basis of a 360 day year of twelve 30-day months.
(b)Automatically upon the occurrence and during the continuance of an Event of Default, the interest rate stated in Section 2.3(a) shall increase by 2.0% per annum.

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(c)Interest on each Loan shall be due and payable in arrears on each Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)With respect to $10,251,261.00 in aggregate principal amount of Loans, interest shall accrue at the rate set forth in clause (a) above, but shall be payable only upon the earlier to occur of (i) consummation of the Tennessee Transaction or (ii) the date that is three (3) months after the Closing Date, at which point such interest shall be capitalized and added to the aggregate principal amount of the Loans.
1.4Voluntary Prepayments.
(a)The Borrowers may prepay the Loans in whole or in part any time after the Closing Date, without paying the Prepayment Premium or any other premium or penalty except as set forth in clause (c) below.
(b)If any Borrower elects to prepay the Loans, in whole or in part, the Borrower Representative shall provide written notice to the Administrative Agent no later than 2:00 p.m. (New York City time) on the date that is three (3) Business Days prior to such date pursuant to this Section 2.4 (and the Administrative Agent shall thereafter promptly notify the Lenders).
(c)If a Prepayment Event occurs, the Borrower Representative shall pay to the Administrative Agent, for the ratable account of each of the Lenders a prepayment premium of 1.00% of the aggregate principal amount of the Loans so prepaid, repaid, refinanced, reduced, replaced, substituted or otherwise satisfied (the “Prepayment Premium”).
(i)The Prepayment Premium payable in accordance with this Section 2.4(c) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Prepayment Event and the Credit Parties agree that the Prepayment Premium is reasonable under the circumstances currently existing. THE CREDIT PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUMS IN CONNECTION WITH ANY ACCELERATION OR OTHER PREPAYMENT EVENT.
(ii)The Credit Parties expressly agree that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; (D) the Credit Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) the agreement of the Credit Parties to pay the Prepayment Premium is a material inducement to Lenders to provide the Commitments and make the Loans and that the Lenders would not have provided the Commitments without the Credit Parties agreeing to pay the Prepayment Premium; (F) the Prepayment Premium is not intended as a penalty or to punish the Borrowers or any other Credit Party for any payment, repayment, redemption, prepayment or termination; and (G) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the

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Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Prepayment Event.
(iii)The parties have agreed on the Prepayment Premium because it captures the attractiveness of the investment and the opportunity cost to each Lender. The Prepayment Premium reflect the parties’ view on risk return and all parties agree that the Prepayment Premium is not to be construed as part of a headline interest rate, and does not constitute a penalty or an otherwise unenforceable or invalid obligation, but instead a multiple of each Lender’s capital anticipated to be returned for the specific investment of such Lender’s capital after taking into account the relative risk of the investment and the difficulty of redeploying funds repaid into another investment during the term of the Loans. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LENDERS FORWENT RECEIVING ADDITIONAL COMPENSATION, FEES AND PRICING CONSIDERATION IN CASH IN IMMEDIATELY AVAILABLE FUNDS ON THE CLOSING DATE IN RETURN FOR THE PARTIES AGREEING TO THE PREPAYMENT PREMIUM.
(iv)Each of the parties acknowledges and agrees that the Prepayment Premium due and payable in accordance with this Agreement shall not constitute unmatured interest. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement or the other Credit Documents) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means.
(v)Nothing contained in this Section 2.4(c) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Credit Document.
(d)Any Borrower may elect to prepay $10,251,261.00 of the Loans in kind, without premium or penalty upon the consummation of the Tennessee Transaction, it being understood that the terms of any such payment in kind must be agreed in the documents governing the Tennessee Transaction.
1.5Mandatory Prepayments.
(a)Asset Sales/Liquidation Proceeds. No later than the first (1st) Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Asset Sale Proceeds in connection with a Disposition of Mining Rigs, or of Capital Stock of any Credit Party (other than the Borrower Representative) a substantial portion of the assets of which consists of Mining Rigs, then such Credit Party shall (or shall cause its applicable Subsidiary to) prepay the Loans in an aggregate amount equal to fifty percent (50%) of such Net Asset Sale Proceeds.
(b)Insurance Proceeds. No later than ten (10) Business Days following the date of receipt by a Credit Party or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance Proceeds, other than as agreed to by the Administrative Agent and the Required Lenders, the Borrower Representative shall prepay the Loans in an aggregate amount equal to fifty percent (50%) of such Net Insurance Proceeds; provided, that any Net Insurance Proceeds received in connection with the South Carolina Property shall first be applied to prepay the B Riley Debt until the B Riley Debt is paid in full, with any remaining amounts being used to prepay the Loans in accordance with this clause (b).
(c)Prepayment Certificate. At least two (2) Business Days prior to any prepayment of the Loans under this Section 2.5, the Borrower Representative shall deliver to

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Administrative Agent in each case, not later than 12:00 p.m. (New York City time) on the required date, a certificate of an Authorized Officer demonstrating the calculation of the amount of such prepayment and the clause of this Section 2.5 pursuant to which such prepayment is being made. In the event that any Borrower shall subsequently determine (or otherwise be made aware of) that the actual amount received exceeded the amount set forth in such certificate, the Borrower Representative shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower Representative shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer of the Borrower Representative demonstrating the derivation of such excess.
(d)Not less than ten (10) Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower Representative is required to make any of the mandatory prepayments described in clauses (a) or (b) above, the Borrower Representative shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan of the amount of such Lender’s pro rata share of such prepayment and such Lender’s option to decline such amount. Each such Lender may exercise such option by giving written notice to the Borrower Representative and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrower Representative and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower Representative shall pay to Administrative Agent the amount of the mandatory prepayment, which amount shall be applied (i) in an amount equal to that portion of the mandatory prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders and (ii) to the extent of any excess, to the Borrower Representative for working capital and general corporate purposes.
1.6General Provisions Regarding Payments.
(a)All payments by or on behalf of the Borrowers of principal, interest, expenses, premiums, fees and other Obligations to the Lenders shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim and free and clear of and without deduction for any and all Taxes (in each case, except as otherwise provided in Section 2.11), (including any interest, additions to tax or penalties applicable thereto), at the direction of, the Administrative Agent (solely with respect to fees and expenses owed to the Administrative Agent), the Collateral Agent or the applicable Lender at such account as is directed by the Collateral Agent or the applicable Lender, not later than 5:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds. Funds received by the Collateral Agent or a Lender after that time on such due date may, in the Collateral Agent’s discretion, be deemed to have been paid by or on behalf of the Borrowers on the next Business Day.
(b)Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.
(c)The Administrative Agent or, as applicable, any Lender, may give notice to the Borrower Representative, the Administrative Agent and the Lenders, as applicable, if any payment is not made in conformity with this Section 2.6.
(d)Subject to Section 8.1, each Borrower hereby agrees to pay its pro rata share of the outstanding principal of the Loans, together with all accrued but unpaid interest

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thereon and other Obligations, no later than the Final Maturity Date and all such Obligations are due and payable on the Final Maturity Date.
1.7Application of Prepayments/Reductions. Any voluntary prepayments of Loans pursuant to Section 2.4 and any mandatory prepayment of any Loan pursuant to Section 2.5 shall be applied as follows:
(a)first, to the payment of all fees and expenses owed to the Agents, including all expenses owed to the Agents under Sections 5.9 and 12.4, to the full extent thereof;
(b)second, to the payment of all fees, premiums and expenses owed to the Lenders, including the Prepayment Premium and all expenses owed to the Lenders under Sections 5.9 and 12.4, to the full extent thereof;
(c)third, to the Administrative Agent for the account of each of the Lenders, an amount equal to the interest which has accrued and is outstanding in respect of the Loans;
(d)fourth, to the Administrative Agent for the account of each of the Lenders, an amount equal to the principal (if any) due and payable in respect of the Loans;
(e)fifth, to the payment in full of all other Obligations; and
(f)sixth, upon the Termination Date, to the Borrower Representative or as otherwise required by Requirements of Law.
In effectuating the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (b) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Upon the acceleration of the principal amount of any of the Loans in accordance with Section 9.1, each Credit Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Administrative Agent or the Collateral Agent from or on behalf of any Credit Party, and, as between each Credit Party on the one hand and the Administrative Agent, the Collateral Agent and the other Secured Parties on the other, the Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as the Administrative Agent may deem advisable notwithstanding any previous application by the Administrative Agent.
1.8[Reserved].
1.9Illegality or Impracticability of Loans. In the event that on any date (i) any Lender shall have reasonably determined in good faith (which determination shall be final and conclusive absent demonstrable error, but shall be made and become binding upon all parties hereto only after consultation with the Administrative Agent) that the making or maintaining of its Loans has become unlawful after the date hereof as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) the Required Lenders or any Lender shall have reasonably determined in good faith (which determination shall be final and conclusive absent demonstrable error, but shall be made and become binding upon all parties hereto only after consultation with the Agent) that the making or maintaining of Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the position of such Lender or the Required

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Lenders in the related market, then, and in any such event, with respect to clause (i), such Lender shall be an “Affected Lender” and, with respect to clause (ii), such Lenders shall be “Affected Lenders”. Such Affected Lender, with respect to clause (i), or any Lender or the Required Lenders, with respect to clause (ii), shall on that day give written notice to the Borrower Representative and the Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter, the obligation of the Affected Lenders to make Loans shall be suspended until such notice shall be withdrawn by the Affected Lender at such time as the circumstances giving rise to such notice no longer exist. Notwithstanding the foregoing, to the extent a determination by an Affected Lender, any Lender or the Required Lenders, as applicable, as described above relates to a Loan then being requested by the Borrower pursuant to a Funding Notice, the Borrower shall have the option to rescind such Funding Notice by giving written notice to the Administrative Agent of such rescission on the date on which the Affected Lender gives or such Lender or the Required Lenders give, as applicable, notice of its or their, as applicable, determination as described above. Except as provided in the immediately preceding sentence, nothing in this Section 2.9 shall affect the obligation of any Lender (if there is more than one Lender hereunder at such time) other than an Affected Lender to make Loans in accordance with the terms hereof. Nothing in this Section 2.9 shall affect the obligation of any Lender (if there is more than one Lender hereunder at such time) other than an Affected Lender to make Loans in accordance with the terms hereof.
1.10Increased Costs.
(a)Compensation For Increased Costs. In the event that any Change in Law prior to repayment in full of the Obligations hereunder: subjects such Lender to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, or other obligations, then, in any such case, the Borrower Representative shall pay to such Lender on the Payment Date after receipt of the statement referred to in the next sentence, such additional amount or amounts as is reasonably necessary to compensate such Lender for any such increased cost actually incurred or reduction in amounts received or receivable hereunder actually suffered. Such Lender shall deliver to the Borrower Representative (with a copy to the Administrative Agent) a statement, setting forth the amount requested and, in reasonable detail, the basis for calculating the additional amounts owed to such Lender under this Section 2.10(a), which statement shall be conclusive, absent manifest error.
(b)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
1.11Taxes; Withholding; Payments Free of Taxes
(a)Payments. Any and all payments by or on account of any obligation of a Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for any, Taxes except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax by a Credit Party from any such payment (as determined in the good faith discretion of the applicable withholding agent), then such Credit Party shall be entitled to make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law

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and, if any withheld or deducted Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after making all such deductions and withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings of Indemnified Taxes been made.
(b)Payment of Other Taxes. Each applicable Credit Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent (at the direction of the Required Lenders), timely reimburse it for the payment of, any Other Taxes.
(c)Indemnification. Without duplication of any amounts payable pursuant to clause (a) or (b), each Credit Party shall indemnify the Administrative Agent, the Collateral Agent and any Lender pursuant to this Section 2.11(c) within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.11) payable or paid by or required to be withheld or deducted from a payment to the Administrative Agent, the Collateral Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto other than any penalties, interest and expenses resulting solely from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or such Lender. A statement as to the amount of such payment or liability shall be delivered to the Borrower Representative by a Lender or the Collateral Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis and calculation of such amounts, which statement shall be conclusive absent manifest errors.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes which complies with all the requirements set forth in the applicable law, by any Credit Party to a Governmental Authority pursuant to this Section 2.11, such Credit Party shall deliver to the Collateral Agent (for further distribution to the Lenders) (i) a copy of a receipt issued by such Governmental Authority evidencing such payment, and (ii) a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent (at the direction of the Required Lenders) and (iii) any other information, documents (including certificates issued under applicable Requirements of Law) and receipts that such Lender or the Collateral Agent may reasonably require to establish that full and timely payment has been made of all Indemnified Taxes required to be paid under this Section 2.11, promptly following receipt of a request therefor.
(e)Status of Lenders.
(i)If a Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document, such Lender shall deliver to the Borrower Representative and the Collateral Agent, on or prior to the date on which such Lender becomes a party under this Agreement, such properly completed and executed documentation as will permit such payments to be made without withholding. In addition, a Lender, if reasonably requested by the Borrower Representative or the Collateral Agent, shall promptly deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Collateral Agent as will enable the Borrower Representative or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)Without limiting the generality of the foregoing,

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(A)any Lender that is a U.S. Person (or the Collateral Agent on its behalf) shall deliver to the Borrower Representative and the Collateral Agent (in the case of a Lender) on or prior to the date on which such Person becomes a party under this Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Collateral Agent), executed originals of IRS Forms W-9 certifying that such Lender is not subject to U.S. federal backup withholding tax; and
(B)any Non-U.S. Lender shall deliver to the Borrower Representative and the Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and, to the extent it is legally entitled to do so, from time to time thereafter upon the request of the Borrower Representative or the Collateral Agent), whichever of the following is applicable:
(1)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party with respect to any applicable payments under any Credit Document, IRS Forms W-8BEN or IRS Forms W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” “business profits” or “other income” article of such tax treaty;
(2)executed originals of IRS Forms W-8ECI;
(3)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower Representative within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Forms W-8BEN or IRS Forms W-8BEN-E;
(4)to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Forms W-8IMY, accompanied by IRS Forms W-8ECI, IRS Forms W-8BEN or IRS Forms W-8BEN-E, U.S. Tax Compliance Certificate, IRS Forms W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner; and
(5)to the extent legally entitled to do so, on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Collateral Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative or

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the Collateral Agent to determine the withholding or deduction required to be made.
(C)If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower Representative and the Collateral Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Collateral Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower Representative or the Collateral Agent as may be necessary for the Borrowers and the Collateral Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.11(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival. Each party’s obligations under this Section 2.11 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all obligations under any Credit Document.
1.12Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires the Borrower Representative to pay any

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Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall (at the request of the Borrower Representative) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.10 or 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower Representative hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if the Borrower Representative is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.12, then; the Borrower Representative may, at its sole expense and effort, upon notice to such Lender, the Collateral Agent and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.7), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.11) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower Representative shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.8;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts due under Section 2.9) from the assignee (to the extent of such outstanding principal and accrued premiums and fees) or the Borrower Representative (in the case of all other amounts);
(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)such assignment does not conflict with applicable law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.
1.13Fees. The Borrowers hereby agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a closing fee (the “Closing Fee”) in an amount equal to 1.00% of the aggregate principal amount of the Commitments as of the Closing Date, which Closing Fee shall be fully earned and due and payable on, and subject to the occurrence of, the Closing Date. For the avoidance of doubt, the Loans may be net funded on the Closing Date to account for the Closing Fee.
1.14Intention of Parties. It is the intention of the parties that the Loans be treated as debt instruments that are not a contingent payment debt instruments under Treasury Regulation Section 1.1275-4 for U.S. federal income tax purposes. To the extent applicable and solely for

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U.S. federal income tax purposes, the Lender shall provide a projected payment schedule, including any original issue discount accruals. None of the parties nor any of their Affiliates will take any position inconsistent with such tax treatment or payment schedules in any tax return, notice or filings with governmental authorities, in audit or other proceedings with respect to U.S. federal income taxes.
Section 3.CONDITIONS PRECEDENT
1.1Closing Date. The effectiveness of this Agreement is subject to the satisfaction, or waiver in accordance with Section 12.7, of the following conditions on or before the Closing Date, in each case, as determined by the Administrative Agent in its sole and absolute discretion:
(a)Credit Documents. The Administrative Agent and each Lender shall have received executed counterparts of all of the agreements, documents, and instruments, and the other items set forth on the closing checklist delivery by counsel to the Administrative Agent to counsel to the Credit Parties by email on January 29, 2023 (New York City time), each of which shall have been duly executed and delivered by each party thereto, and shall be in full force and effect, other than those that are specified therein or in Section 5.23 as permitted to be delivered after the Closing Date.
(b)Due Organization and Good Standing. Each Credit Party shall be duly organized and in good standing (to the extent such concept is applicable in the applicable jurisdiction) in the jurisdiction of its of incorporation, organization or formation, and each other jurisdiction where it is required to be qualified to do business, other than in jurisdictions where the failure to be so qualified has not had, and would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
(c)Governmental Authorizations and Consents. Each Credit Party shall have obtained all authorizations from each applicable Governmental Authority and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents to which it is a party and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders. All applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
(d)Collateral. The Collateral Agent shall have received:
(i)all documents and instruments required to create and perfect the Collateral Agent’s first priority security interest in the Collateral, which shall have been duly executed and delivered and, if applicable, be in proper form for filing; and
(ii)evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording reasonably requested or required by the Collateral Agent or the Administrative Agent.
(e)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority with respect to any of the Credit Parties

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or the transactions contemplated by the Credit Documents, that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(f)PATRIOT Act, Know Your Customer. To the extent requested to be delivered to the Administrative Agent at least seven (7) days prior to the Closing Date, the Administrative Agent and each Lender shall have received, at least five (5) days prior to the Closing Date, (i) all documentation and other information, including a duly executed IRS Form W-9, IRS Form W-8BEN-E, or IRS Form W-8IMY (accompanied by IRS Form W-8BEN-E, IRS Form W-9, and/or other certification documents from each beneficial owner) (or other applicable tax form) for each of the Credit Parties, as applicable, required by any Governmental Authority in the United States of America or under any applicable Anti-Money Laundering Laws, including without limitation, regulatory authorities under applicable “know your customer” requirements, or that has otherwise been requested by the Administrative Agent or any of the Lenders and (ii) to the extent that any Credit Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Credit Party. None of the Agent or the Lenders shall be liable for any information provided by the Credit Parties that is incomplete or misrepresented by the Credit Parties.
(g)Establishment of Accounts. Except as provided in Section 6.10(b), the Borrower Representative shall have provided evidence satisfactory to the Administrative Agent that the Excluded Account has been established and that the amount of funds deposited therein does not exceed $4,000,000.
(h)Payment of Fees and Expenses. The Borrower Representative shall have paid (or caused to be paid, which may be made via arrangements to pay on the Closing Date out of the proceeds of any Loan advanced on the Closing Date, if the Administrative Agent shall consent thereto) to the Administrative Agent the amounts required to be paid pursuant to the terms hereof and all outstanding Permitted Expenses shall have been paid by the Credit Parties or reimbursed to the Agents and/or the Lenders, as applicable.
(i)Location and Use of Equipment. The Credit Parties shall have provided the Administrative Agent with confirmation (i) of the current location of all Equipment as of the Closing Date (each such location, an “Approved Location”), (ii) that all Collateral Equipment is in the name of a Credit Party (including copies of the title documents, if any), (iii) that no Collateral Equipment has been transferred, (iv) that all Collateral Equipment is used only for its originally-intended purpose, which is in accordance with all of the requirements of Section 5.16, (v) that each applicable Credit Party maintains appropriate service and supply contracts, and (vi) that no person other than each applicable Credit Party has been granted any rights in (including allowing others to use the computing power of) the Equipment other than as expressly permitted hereunder or the other Credit Documents, (vii) that no Equipment has been modified except in connection with utilization in the ordinary course or as previously consented to by the Administrative Agent.
(j)Other Debt and Liens. The Borrower Representative shall have provided the Administrative Agent with confirmation (i) of all scheduled or possible maturity dates of its other debt instruments, and (ii) that no other lender or person has a lien on the Collateral Equipment or other collateral other than Permitted Liens.
(k)Other Documents. The Borrowers shall provide the Agent and any requesting Lender with all other documents and items, in each case reasonably requested in connection with a Loan.

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The Administrative Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent, such request is warranted under the circumstances.
Section 4.REPRESENTATIONS AND WARRANTIES
In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, Borrower Representative and each of the Credit Parties hereby represents and warrants, solely as to itself (to the extent applicable), to the Agents and the Lenders, on the Closing Date that the following statements are true, complete and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made both before and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Credit Documents):
1.1Organization; Requisite Power and Authority; Qualification; Other Names. Each Credit Party (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its obligations thereunder, including the granting of the Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties and (c) is qualified to do business and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
1.2Due Authorization. The execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary action on the part of such Credit Party.
1.3No Conflict. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a)(i) violate any provision of any law or any governmental rule or regulation applicable to such Credit Party, (ii) violate any of the Organizational Documents of such Credit Party or (iii) violate any order, judgment or decree of any court or other agency of government binding on such Credit Party, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Credit Party, except as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, (c) other than any Permitted Liens, result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party, or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Credit Party, except for such approvals or consents which will be obtained on or before the Closing Date and delivered to the Administrative Agent or the Lenders.
1.4Governmental Consents. The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with; consent or approval of; Permit, license, authorization, plan or directive from; notice to; or other action to, with or by, any Governmental Authority or any other Person, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date other than those that have already been obtained and

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are in full force and effect and, except where the failure to so obtain as could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
1.5Binding Obligation. Each Credit Document to which each Credit Party is a party has been duly executed and delivered by such Credit Party and is the legally valid and binding obligation of such Credit Party and is in full force and effect, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
1.6[Reserved].
1.7Financial Statements. The audited consolidated financial statements of the Borrower Representatives and its Subsidiaries for the 2021 Fiscal Year (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein and (ii) fairly present the consolidated financial position of the Borrower Representative and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, except as otherwise expressly noted therein. The unaudited consolidated balance sheets of the Borrower Representative and its Subsidiaries dated as of March 31, 2022, June 30, 2022, September 30, 2022, the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on those dates, and the consolidated balance sheets as of October 31, 2022, and November 30, 2022, and the related statements of income for the fiscal months ended on those dates (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial position of the Borrower Representative and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby except, in the case of clauses (i) and (ii), as otherwise noted therein and subject to the absence of footnotes and to normal year-end audit adjustments.
1.8Adverse Proceedings, etc. Except as set forth in Schedule 4.8, there are no Adverse Proceedings pending that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.8, no Credit Party is (a) in violation of any applicable laws (including existing Environmental Laws) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
1.9Taxes. Except as otherwise permitted under Section 5.3, (i) all U.S. federal income tax returns and all other material tax returns and reports of the Credit Parties required to be filed by it have been timely filed, or an extension has been filed therefor, and (ii) all U.S. federal income Taxes and all other material Taxes due and payable, and all assessments, fees and other governmental charges upon the Credit Parties and upon their properties, assets, income, businesses and franchises which are due and payable have been timely paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Credit Party knows of any threatened or proposed Tax assessment against it which is not being actively contested by such Credit Party in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
1.10Environmental Matters. Except as set forth in Schedule 4.10, no Credit Party (other than Generation) nor any of its operations are subject to any outstanding written order,

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consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity. No Credit Party has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state Law. Except as set forth in Schedule 4.10, there are and, to each of the Credit Party’s respective knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of any past, pending or threatened Environmental Claim against a Credit Party. Except as set forth in Schedule 4.10, no Credit Party nor, to any Credit Party’s respective knowledge, any predecessor of any Credit Party has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Material Real Estate Asset, and, except as permitted by law, no Credit Parties’ respective operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 270 or any state equivalent. Except as set forth in Schedule 4.10, compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.
1.11Title to Assets. Each Credit Party has good and valid title to all of its material assets reflected in the most recent financial statements delivered pursuant to Section 5.9. Except as permitted by this Agreement, all such properties and assets of the Credit Parties are free and clear of Liens, other than Permitted Liens.
1.12No Indebtedness. No Credit Party has any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of this Agreement, the other Credit Documents or otherwise expressly permitted hereunder.
1.13No Defaults. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where, (a) such defaults have been waived, or (b) the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
1.14Governmental Regulation. No Credit Party is subject to regulation under the United States Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Credit Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the United States Investment Company Act of 1940.
1.15Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrowers will be used directly or indirectly to purchase or carry any such Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

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1.16Certain Fees. No broker’s or finder’s fee or commission will be payable by the any Credit Party with respect to this Agreement or any of the transactions contemplated hereby.
1.17Fraudulent Conveyance. No Credit Party is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. No Credit Party shall use the proceeds from the transactions contemplated by this Agreement to give preference to any class of creditors.
1.18Compliance with Statutes, etc. Except as set forth in Schedule 4.18, each of the Credit Parties is in compliance in all material respects with and has all Permits (or the equivalent thereto in the applicable jurisdiction) necessary or required by all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, including, but not limited to, Consumer Protection Laws and all applicable laws in respect of the conduct of its business and the ownership of its properties (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of the Credit Parties and their Subsidiaries).
1.19Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or at the direction of any Credit Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the preparer thereof to be reasonable at the time. There are no facts known to any Credit Party that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to any Agent or any Lender for use in connection with the transactions contemplated hereby.
1.20[Reserved].
1.21Security Interest; Title.
(a)The Collateral Documents create valid and continuing security interests (as defined in the UCC) in the Collateral (as defined thereunder) in favor of the Collateral Agent, for the benefit of the Secured Parties, which security interests are prior to all other Liens (other than Permitted Liens) and enforceable against the Credit Parties; and
(b)All filings (including, without limitation, UCC filings or other methods of perfection) necessary in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in Collateral of the Credit Parties have been made, given, taken or performed (or shall be made, given, taken or performed substantially concurrently with the execution of this Agreement and the other Credit Documents).
1.22[Reserved].
1.23Location of Collateral. Except when in transit from a vendor, (i) each item of NYDIG Equipment shall at all times be kept or stored at the location set forth on the Perfection Certificate with respect to such item of NYDIG Equipment, or at such other locations as the Collateral Agent may consent to from time to time, which consent may be withheld in the

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Collateral Agent’s sole and absolute discretion and (ii) each item of Collateral Equipment shall at all times be kept or stored at the location set forth on the Perfection Certificate or other location of which the Credit Parties have informed the Administrative Agent in writing (which may be by email) no less than ten (10) days before such Collateral Equipment is moved (or such shorter period as may be approved by the Administrative Agent); provided, that in the case of clause (ii), the Credit Parties shall at all times comply with the Collateral and Guarantee Requirements and the requirements of Sections 5.7, 5.12 and 5.14 hereof.
1.24Places of Business.  The principal places of business and chief executive office of each Credit Party and the offices where each keeps all of its records are located at the address(es) listed in Appendix B of this Agreement or such other locations of which Collateral Agent has been notified in accordance with Section 5.1(d) in jurisdictions where all action required by Section 5.1(d) has been taken and completed.  Each Credit Party is organized as an organization of the type under the laws of the jurisdiction set forth on Appendix B.
1.25Names. In the past five (5) years, no Credit Party has used any corporate names, trade names or assumed names other than as listed on Appendix B hereto.
1.26ERISA; Labor Matters.
(a)No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the assets of the Credit Parties constitutes “plan assets” within the meaning of Section 3(42) of ERISA. The Credit Parties are not an employee benefit plan subject to Title I of ERISA, a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code and subject to 4975 of the Internal Revenue Code, or a governmental plan, church plan, or Foreign Plan that is subject to federal, state, local or non-U.S. laws substantially similar in form or application to Section 406 of ERISA or Section 4975 of the Internal Revenue Code (“Similar Laws”). Assuming the accuracy of the representations set forth in Section 12.28, the transactions contemplated by this Agreement will not cause a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or a violation of any Similar Laws. Notwithstanding anything to the contrary in this Agreement, representations in this Section 4.26 shall be made on the Closing Date and on each day a Loan remains outstanding.
(b)    Each Credit Party is in compliance with the Requirements of Law with respect to its employee benefit and social security obligations, except in the case where the failure to be in compliance could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.
1.27Sanctions.
(a)None of the Credit Parties, and to the knowledge of the Credit Party, no director, officer, agent or employee of the Credit Parties, is a Person that is, or is owned or controlled by Persons that are (i) subject of any Sanctions or (ii) located, organized or resident in Sanctioned Country. As of the Closing Date, the Credit Parties, and to the actual knowledge of any Credit Party, each of the Credit Parties’ respective directors and officers, is in compliance with all applicable Sanctions.
1.28Anti-Corruption Laws.
(a)None of the Credit Parties nor, to the knowledge of any Credit Party, any director, officer, agent, or employee of the Credit Parties has (i) taken any action, directly or indirectly, that has resulted in or would result in a violation by such Person of any applicable Anti-Corruption Laws or (ii) has made, offered to make, promised to make or authorized the

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payment or giving of, directly or indirectly, any bribe, rebate, payoff, influence payment, kickback or other payment or gift of money or anything of value (including meals or entertainment) to any officer, employee or ceremonial office holder of any government or instrumentality thereof, any political party or supra-national organization (such as the United Nations), any political candidate, any royal family member or any other Person who is connected or associated personally with any of the foregoing that is prohibited under any Requirements of Law or otherwise for the purpose of influencing any official act or decision, inducing such payee to do or omit to do any act in violation of his lawful duty, securing any improper advantage or inducing such payee to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality (“Prohibited Payments”); or (iii) has been subject to any written claim, action, proceeding, investigation, notice or demand with regard to any actual Prohibited Payment.
(b)No Credit Party, its Subsidiaries, nor, to the knowledge of any Credit Party, any representative of a Credit Party has in the past five (5) years violated any Anti-Corruption Laws, nor has any Credit Party or any of its Subsidiaries or any representative of any Credit Party offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any government official or to any Person: (i) for the purpose of influencing any act or decision of a government official in their official capacity, inducing a government official to do or omit to do any act in violation of their lawful duties, or securing any improper advantage; or (ii) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage.
1.29Anti-Money Laundering Laws.
(a)None of the Credit Parties nor, to the knowledge of any Credit Party, any director, officer, employee, agent or Affiliate of the Credit Parties, has, during the past five (5) years, violated in any material respect or is in violation in any material respect of any applicable Anti-Money Laundering Laws.
1.30Intellectual Property..  The use of any Intellectual Property by or on behalf of the Collateral Agent and/or any other Secured Party does not and will not infringe upon, misappropriate and/or violate the Intellectual Property or IP Ancillary Rights of any Person.
1.31WARN Act Notification. Other than as disclosed to the Administrative Agent and the Lenders in writing prior to the Closing Date, no Credit Party or Subsidiary thereof has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied.
1.32Dormant Subsidiaries. As of the Closing Date, the Dormant Subsidiaries hold no material assets or liabilities and conduct no business operations.
Section 5.AFFIRMATIVE COVENANTS
Borrower Representative and each Credit Party hereby covenants and agrees, solely as to itself (to the extent applicable), that so long as any Commitment is in effect and until the Termination Date, it shall perform all covenants applicable to it in this Section 5.
1.1Reports. The applicable Credit Parties specified below shall deliver, or cause to be delivered, to the Administrative Agent or the Collateral Agent as specified below:

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(a)Notice of Default. Promptly upon (but in any event within two (2) Business Days thereafter) any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default, (ii) that any Person has given any notice to any Credit Party or taken any other action with respect to any event or condition set forth in Section 9.1, (iii) any notices of default a Collateral Owner shall send or receive under any Occupancy Agreement and/or any Subject Credit Documents or (iv) of the occurrence of any event or change that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect, a certificate of one of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed a Default or an Event of Default and what action the applicable Credit Party has taken, is taking and proposes to take with respect thereto.
(b)Notice of Litigation. Promptly upon (but in any event within two (2) Business Days thereafter) any Authorized Officer of any Credit Party obtaining knowledge of (i)  the institution of any Adverse Proceeding against a Credit Party not previously disclosed in writing by the Borrower Representative to the Lenders that could give rise to an Event of Default hereunder, (ii) any material development in any Adverse Proceeding against any Credit Party that, in the case of any of the foregoing developments under this clause (i), could reasonably be expected to result in a judgment in an amount in excess of $1,000,000 or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, (iii) the commencement of any proceedings by or against any Credit Party under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for any Credit Party, or (iv) the receipt of notice that (A) any Credit Party is being placed under regulatory supervision, (B) other than frivolous threats, any license, Permit, charter, registration or approval necessary for the conduct of any Credit Party’s business is to be, or may be, suspended or revoked, (C) any Credit Party is to cease and desist any practice, procedure or policy employed by any Credit Party in the conduct of their respective businesses, compliance with which could reasonably be expected to result in a Material Adverse Effect or (D) any formal investigation is commenced or threatened in writing by any Governmental Authority against any Credit Party, the results of which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, such Credit Party shall provide written notice thereof to the Collateral Agent and shall provide such other information as may be reasonably available to the Credit Parties as the Collateral Agent shall request to enable the Collateral Agent, the Lenders and their counsel to evaluate such matters.
(c)Breach of Representations and Warranties. Promptly upon (but in any event within two (2) Business Days thereafter) any Credit Party becoming aware of a material breach with respect to any representation or warranty made or deemed made by any Credit Party in any Credit Document or in any certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith, a certificate of an Authorized Officer of such Credit Party specifying the nature and period of existence of such breach and what action such Credit Party has taken, is taking and proposes to take with respect thereto.
(d)Information Regarding Collateral. Each Credit Party will, and will cause each Credit Party to, furnish to the Collateral Agent seven (7) days’ prior written notice of any change to its (i) corporate name, (ii) identity, organizational structure or jurisdiction of organization or (iii) Federal Taxpayer Identification Number. Each Credit Party agrees, and will cause each other Credit Party to agree, not to effect or permit any change referred to in the preceding sentence unless all filings and notices have been made under the UCC and for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Credit Party agrees to promptly, upon the

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earlier of receiving notice or obtaining knowledge thereof, notify the Collateral Agent if any material portion of the Collateral that it holds is lost, damaged, becomes irretrievable or is destroyed.
(e)Tax Returns. At Collateral Agent’s request, the Credit Parties agree to provide within fifteen (15) days following the Collateral Agent’s request therefor, the copies of each U.S. federal income tax return filed by or on behalf of the Borrowers or the other Credit Parties.
(f)Termination of Agent for Service of Process. Each Credit Party shall provide the Collateral Agent with prompt notice of any resignation of the Process Agent with respect to such Credit Party, or any termination of the related agency relationship.
(g)ERISA. Promptly upon (but in any event within two (2) Business Days thereafter) any Authorized Officer of any Credit Party becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, the applicable Credit Party shall deliver to each Agent and each Lender: (i) a written notice specifying the nature thereof, what actions the Credit Parties or any of their respective Subsidiaries or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) the most recent Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party or any of their respective Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each affected Pension Plan; (2) all notices received by any Credit Party or any of their respective Subsidiaries or any ERISA Affiliate from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any affected Pension Plan or Multiemployer Plan (with respect to such Multiemployer Plan, to the extent that the Credit Parties or any of their respective Subsidiaries or the applicable ERISA Affiliate has rights to access such documents, reports or filings), as any Agent or Lender shall reasonably request.
(h)Notice of Other Defaults, etc. Promptly upon (but in any event within two (2) Business Days thereafter) any Authorized Officer of any Credit Party obtaining knowledge of (i) any allegation of the violation of, or any attempt to seek to impose against any Credit Parties remedies under, any Environmental Law or any attempt to seek to impose any Environmental Liabilities and Costs, (ii) any notices of default a Collateral Owner shall send or receive under any Occupancy Agreement and/or (iii) (x) any incurrence of any Material Indebtedness or Liens on the Collateral (other than the Obligations) or any other property of any Credit Party that has a fair market value or book value in excess of Two Hundred and Fifty Thousand Dollars ($250,000) or (y) any default or event of default under any contract, agreement or instrument governing the Indebtedness and/or Liens described in immediately preceding sub-clause (x).
(i)Environmental Reports and Audits. As soon as practicable following receipt thereof (but in any case within five (5) Business Days after receipt thereof) by any applicable Credit Party, copies of all environmental audits and reports with respect to environmental matters pertaining to environmental conditions arising after the Closing Date at any Facility or which relate to any Environmental Liabilities and Costs of any Credit Party arising after the Effective Date which, in any such case could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.
(j)Other Information. Promptly upon request therefor by the Collateral Agent or any Lender, such additional information in the possession of the Credit Parties, with

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respect to the Credit Parties, their respective operations and assets as the Collateral Agent or any such Lender may reasonably request.
1.2Existence. Each Credit Party shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and Permits material to its business.
1.3Payment of Taxes and Claims.
(a)Each Credit Party shall pay all U.S. federal income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party shall file or consent to the filing of any consolidated income tax return with any Person (other than in the case of the Borrower Representative and its Subsidiaries).
1.4Compliance with Laws. Each Credit Party shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all applicable Environmental Laws) noncompliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
1.5Further Assurances. Subject to the applicable limitations set forth in this Agreement and the other Credit Documents (including those set forth in the definition of Collateral and Guarantee Requirement and in the Collateral Documents), at any time or from time to time upon the reasonable request of the Agent and/or the Required Lenders, each Credit Party will and will cause each other Credit Party to, solely at its expense, promptly execute, acknowledge and deliver such further documents and take all such actions and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such all actions and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Agent or any Lender may reasonably require from time to time in order (i) to fully effectuate or carry out more effectively the purposes of this Agreement and the other Credit Documents, (ii) to ensure that the Obligations are guaranteed in the manner contemplated herein and that the current and future assets and property of the Credit Parties and their respective Subsidiaries are subject to valid and perfected first priority Liens of the type contemplated by this Agreement and the other Credit Documents in accordance with the Collateral and Guarantee Requirement, (iii) to establish and maintain the validity and effectiveness of any of the Credit Documents and the Transaction Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Credit Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Credit Party (i) authorizes the Agent to execute any such agreements, notices, acknowledgements, instruments or other documents in such Credit Party’s name to the extent such authorization is granted under the Collateral Documents and to file such agreements, notices, acknowledgments, instruments or other documents in any appropriate filing office, (ii) authorizes the Agent to file any financing statement, registrations or similar required hereunder or under any other Credit Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such

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Credit Party, (iii) ratifies the filing of any financing statement, and any continuation statement or amendment or equivalent with respect thereto, filed without the signature of such Credit Party prior to the Closing Date and (iv) agrees to execute any further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments (or their equivalents in an applicable Relevant Jurisdiction) and take all such further actions (including the filing and recordation of financing statements, fixture filings, mortgages and/or amendments thereto and other documents, or any equivalent action in an applicable Relevant Jurisdiction) as the Collateral Agent reasonably requests to evidence, perfect, protect or continue the Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement and the other Credit Documents and correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation (or equivalent defect or error in a given Relevant Jurisdiction) of any Collateral Document or other document or instrument relating to this Agreement, the Credit Documents or any of the Collateral.
1.6[Reserved].
1.7Insurance.
(a) Each Borrower shall keep all of its insurable properties and assets adequately insured in all material respects (including, without limitation, in respect of protection against breaches of any cyber policies, any acts of cyberterrorism or other cyber-attacks) against losses, damages and hazards as are customarily insured against by businesses of similar size engaging in similar activities or lines of business or owning similar assets or properties and at least the minimum amount required by this Agreement, applicable law and any agreement to which any such Person is a party or pursuant to which such Person provides any services. All such insurance policies and coverage levels shall be satisfactory in form and substance to Collateral Agent in its reasonable discretion. Except with respect to any title insurance or other insurance that is solely applicable to the South Carolina Property, upon the reasonable request of Collateral Agent, Borrower Representative (on behalf of each Borrower) shall use commercially reasonable efforts to name Collateral Agent, for the benefit of itself and the Lender, as a loss payee or additional insured thereunder, as applicable. In addition to the foregoing, Borrower Representative shall provide Collateral Agent with not less than thirty (30) days written notice prior to cancelling, terminating or otherwise materially modifying any such policies after the Closing Date.
(b)Upon request by the Collateral Agent, each Credit Party shall furnish the Collateral Agent with certificates of insurance, proper endorsements or other evidence satisfactory to the Collateral Agent that such insurance coverages are in effect. If any Credit Party shall fail to carry any insurance required hereunder, a Secured Party (without obligation and without waiving any default or Event of Default by a Credit Party hereunder) may do so at such Secured Party’s sole option and at such Credit Party’s sole cost and expense. Each Credit Party hereby agrees to deliver to the Collateral Agent evidence of compliance with this Section 5.7(a) reasonably satisfactory to the Collateral Agent, including any requested copies of policies, certificates and endorsements, with premium receipts therefor, upon the Collateral Agent’s request.
1.8Financial Statements.
(a)Annual Financial Statements. As soon as available and in any event no later than ninety (90) days after the end of each Fiscal Year, the Credit Parties shall deliver to the Collateral Agent, who shall in turn deliver to the Lenders, the Credit Parties’ audited consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year setting forth in each case in comparative form the figures for the current and previously audited Fiscal Year and accompanied

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by an Accounting Opinion, which Accounting Opinion shall (i) state that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operation of the Credit Parties being reported upon and have been prepared in accordance with GAAP, consistently applied, and (ii) commencing with the Fiscal Year ending December 31, 2023, not be subject to any “going concern” or similar qualification, exception or emphasis paragraph or any qualification or exception as to the scope of the audit. The Lenders are aware that the Borrower Representative’s December 20, 2022 Form 8-K provides that there is a substantial likelihood that its independent auditors’ opinion will reflect a going concern qualification in their audit report for their 2022 financial statements.
(b)Quarterly Financial Statements. As soon as available and in any event no later than forty-five (45) days after the end of each Fiscal Quarter, the Credit Parties shall deliver to the Collateral Agent, who shall in turn deliver to the Lenders, the Credit Parties’ unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and year to date, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Quarter and year to date. All of the foregoing statements shall be prepared and presented in accordance with, and provide all necessary disclosure (other than footnote disclosure) required by, GAAP and shall be accompanied by a certificate signed by an Authorized Officer of Borrower Representative stating that such financial statements presents fairly the financial condition and results of the operations of the Credit Parties for the relevant period and have been prepared in accordance with GAAP consistently applied.
(c)Monthly Financial Statements. As soon as available and in any event no later than thirty (30) days after the end of each calendar month, the Credit Parties shall deliver to the Collateral Agent, who shall in turn deliver to the Lenders, the Credit Parties’ unaudited consolidated and consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows of as of the end of and for such calendar month and year to date, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheets, as of the end of) the previous calendar month and year to date. All of the foregoing statements shall be prepared and presented in accordance with and provide all necessary disclosure (other than footnote disclosure) required by GAAP and shall be accompanied by a certificate signed by an Authorized Officer of the Credit Parties stating that such financial statements present fairly the financial condition and results of the operations of the Credit Parties for the relevant period and have been prepared in accordance with GAAP, consistently applied.
(d)[Reserved];
(e)Additional Financial Disclosure. The Borrower Representative shall deliver to the Administrative Agent the items, and on the timelines, set forth on Schedule 5.8(e) hereto.
(f)Budgets. Within forty-five (45) days after the commencement of each Fiscal Year of Borrower Representative, commencing with the 2023 Fiscal Year, the forecasted financial projections for the then-current Fiscal Year (on a month-by-month basis), a projected consolidated balance sheet and the related statements of operations, stockholders’ equity and cash flows and a description of the underlying assumptions applicable thereto, including projections for capital expenditures, and a five year business plan of Borrower Representative and its Subsidiaries as of the end of the following Fiscal Year, (x) as customarily prepared by management for their internal use consistent in scope with the financial statements provided pursuant to Section 5.8(a), and (y) setting forth the principal assumptions on which such projections are based (such projections and other materials described in this Section 5.8(f),

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together with the projections delivered as of the Closing Date pursuant to Section 5.8(a), collectively, the “Budget”).
(g)Variance Reports. No later than fifteen (15) days after delivery of the financial statements delivered under Section 5.8(c), the Borrower Representative shall deliver to the Administrative Agent, a variance report comparing the Credit Parties’ actual receipts and disbursements for the calendar month to which such financial statements relate, with the projected receipts and disbursements for such month, as reflected in the applicable Budget for such month, which variance report shall include a report from an Authorized Officer of the Borrower Representative identifying and addressing any variance of actual performance to projected performance for the prior month.
(h)[Reserved];
(i)[Reserved];
(j)Compliance Certificates. Concurrently with the delivery of the financial statements for Borrower Representative and its consolidated Subsidiaries required by clauses (a), (b) and (c) of this Section 5.8 for the applicable fiscal periods of each year, the Credit Parties shall deliver a certificate of an Authorized Officer of the Borrower Representative (a “Compliance Certificate”) substantially in the form of Exhibit F, containing (i) a schedule showing the calculation of the Financial Covenant for such period then ended, together with such changes thereto or departures therefrom as the Collateral Agent may from time to time reasonably request or approve, for the purpose of monitoring the Credit Parties’ compliance with the Financial Covenant, certain other calculations, key performance information and other information as otherwise agreed to with the Administrative Agent and Collateral Agent, (ii) a statement that there does not exist any Default or Event of Default in the performance and observance of any of the terms and provisions under the any Credit Documents and (iii) detailed information satisfactory to the Administrative Agent, in its sole discretion, in respect of the amount of Hashrate generated for the applicable period, in each case including a summary discussion and analysis of the reasons for any significant variations from the figures from the prior periods.
(k)Lender Meetings and Board Observation Rights.
(i)Upon written request of the Administrative Agent, the Credit Parties will, participate in one meeting of the chief financial officer (or another entity acceptable to the Administrative Agent) of the Borrower Representative, the Agents and the Lenders once during each Fiscal Quarter to be held at the Borrower Representative’s corporate offices (or, which may be (i) at such other location as may be agreed to by the Borrower Representative, Agents and the Lenders, or (ii) in the form of a conference call if reasonably acceptable to the Administrative Agent) at such time during normal business hours as may be agreed to by the Borrower Representative and the Administrative Agent.
(ii)The Credit Parties shall comply with the terms of the Board Observation Rights Letter.
1.9Due Diligence; Access to Certain Documentation.
(a)The Collateral Agent (and its agents or professional advisors) (at the direction of the Required Lenders) shall have the right under this Agreement, once per calendar year upon five (5) Business Days’ prior notice to the relevant party, so long as no Default or Event of Default has occurred and is continuing (or, following the occurrence of a Default or

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Event of Default, as many times and at any time, the Collateral Agent (at the direction of the Required Lenders)), to examine and audit, during regular business hours, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems of the Credit Parties to the extent not in violation of any confidentiality obligation to third parties (including without limitation customer service and/or whistleblower hotlines), and to discuss such matters with directors and officers of the Credit Parties. The Collateral Agent and each Lender (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Collateral Agent (and its agents or professional advisors) may disclose such information (x) to any participants of any Lender who agree to treat such information as confidential and (y) if required to do so by law or by any regulatory authority.
(b)Notices of Other Debt Documents. Concurrently with any delivery to any other lenders, holders or representatives thereof, copies of any financial statements, projections, notices, accountant’s or auditor’s reports, certificates, and other documents related to any of the foregoing, in each case which are delivered to such lenders, holders or representative thereof pursuant to the terms of the documentation in respect of any Material Indebtedness.
(c)Once per calendar year upon five (5) Business Days’ prior notice to the relevant party, so long as no Default or Event of Default has occurred and is continuing (or, following the occurrence of a Default or Event of Default, as many times and at any time the Collateral Agent (at the direction of the Required Lenders) may elect) and during regular business hours, each Credit Party agrees to promptly provide the Administrative Agent and each Lender (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information of the Credit Parties (including, without limitation, any of the foregoing in computer data banks and computer software systems) which the Administrative Agent or any such Lender (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Credit Parties directly in connection with the Credit Documents.
(d)Each Credit Party will make available to the Collateral Agent, Administrative Agent and each Lender (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Credit Parties and to assist in the Collateral Agent’s, Administrative Agent’s and/or such Lender’s diligence.
(e)Other than as set forth in clause (f) below, all reasonable costs and expenses incurred by the Administrative Agent and the Lenders (and their respective agents or professional advisors) in connection with the matters outlined in this Section 5.9 shall be Permitted Expenses, which the Credit Parties shall reimburse to, or shall pay or cause to be paid to, the Administrative Agent or the Lenders, as applicable.
(f)Prior to the occurrence of a Default or an Event of Default, the Collateral Agent, Administrative Agent and the Lenders, collectively, shall not conduct more than one (1) examination or audit pursuant to this Section 5.9 per any twelve (12) month period, starting with the twelve (12) months following the Closing Date. All examinations and audits shall be at the expense of the Credit Parties; provided, however, that prior to the occurrence and continuance of an Event of Default, Borrowers shall not be responsible for the costs associated with more than one (1) such inspection or audit during any calendar year and such aggregate costs shall not exceed $35,000 per calendar year. Without limiting the generality of the foregoing, the Credit Parties acknowledge that Loans made by the Lenders to the Borrowers are based solely upon the information provided by the Credit Parties to the Administrative Agent and the Lenders and the representations, warranties and covenants contained herein, and that the

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Administrative Agent (at the direction of the Required Lenders) shall have the right at any time and from time to time to conduct a partial or complete due diligence review.
(g)To the extent that any issues, exceptions or other proposed improvements are identified by the Collateral Agent or Administrative Agent as a result of any audit or inspection provided for in this Section 5.9 or otherwise, each Credit Party agrees to cooperate with the Administrative Agent in good faith and use commercially reasonable efforts to implement any proposed changes, remedies or improvements identified or recommended by the Collateral Agent or Administrative Agent; so long as such efforts shall not result in any increased cost or require any additional funding without the consent of the Borrower Representative.
1.10Sanctions; OFAC; Anti-Corruption Laws; Anti-Money Laundering Laws. Each of the Credit Parties will and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No Credit Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law or (ii) (A) to fund any activities or business of or with any Person, in any country or territory that, at the time of such funding is, or whose government is, the subject of Sanctions, or (B) any other manner that would result in a material violation of any applicable Sanctions by any Person (including any Person participating in the Loans, whether as agent, lender, underwriter, advisor, investor, or otherwise).
1.11Environmental. After the Closing Date, each Credit Party shall (i)  keep any property either owned or operated by it free of any Environmental Liens; (ii) comply, in all material respects, with all Environmental Laws and provide to the Agents any documentation of such compliance which any Agent may reasonably request; (iii) provide the Agents with written notice within five (5) Business Days of receipt of notice of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by it which would reasonably be expected to result in liability in excess of One Hundred Thousand ($100,000) and take any remedial actions required pursuant to Environmental Law to abate said Release; and (iv) provide the Agents with written notice within ten (10) days after any Credit Party receives any of the following: (A) written notice that an Environmental Lien has been filed against any property of any Credit Party; (B) written notice of the commencement of any Environmental Claim or written notice that an Environmental Claim will be filed against any Credit Party, in each case which would reasonably be expected to result in liability in excess of One Hundred Thousand ($100,000); and (C) written notice of a violation, citation or other administrative order which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except, in the case of the foregoing clauses (i) and (ii), to the extent that the failure to so comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
1.12Collateral and Guarantee Requirements; Formation or Acquisition of Subsidiaries. At the Borrowers’ sole expense, take all action necessary or reasonably requested by the Agent to ensure that the Collateral and Guarantee Requirement (subject to the limitations set forth therein and in the Collateral Documents) continues to be satisfied, including:
(a)With respect to each new Subsidiary of Borrower Representative acquired or formed from time to time, on or prior to the date such Person becomes a Subsidiary of Borrower Representative (or such later date agreed by the Administrative Agent in its sole and absolute discretion), the Borrower Representative shall send a notice to the Administrative Agent (i) setting forth the date on which such Person became (or will become) a Subsidiary of Borrower Representative, (ii) setting forth all of the data required with respect to all Subsidiaries

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of Borrower Representative and (iii) confirming that such Person will be a Guarantor, and that the Capital Stock in and assets of such Person will become Collateral (or detailing why such Persons or assets are Excluded Assets or such person is an Immaterial Subsidiary).
(b)In the event that (x) any Person becomes a Subsidiary of Borrower Representative or any other Credit Party, (y) any Subsidiary ceases to be an Immaterial Subsidiary, or (z) any Credit Party or any of their Subsidiaries, limited liability companies, other entities or other Persons divides or splits itself or an existing Subsidiary otherwise creates a new Subsidiary, then within twenty (20) days after such event (or such later date agreed by the Administrative Agent in its sole and absolute discretion) the Credit Parties shall (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the applicable Collateral Documents by executing and delivering to the Collateral Agent and the Lenders a joinder or counterpart agreement, in form and substance reasonably satisfactory to the Administrative Agent, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all Subsidiary Accession Requirements, and all such formalities, opinions, documents, instruments, agreements, and certificates and other requirements as are similar to those described in (in each case, as applicable), Section 3.1 and Section 5.23 of this Agreement delivered with respect to Credit Parties on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 5.23), or that are reasonably requested by the Agent or the Lenders, or that are necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Credit Parties under the existing Collateral Documents and/or to comply with the Collateral and Guarantee Requirement either by executing and delivering to the Agent a counterpart or supplement to the existing Collateral Documents or such new documents as are necessary or desirable to evidence, grant or perfect a first priority Lien (subject to Permitted Liens) in such assets in favor of Collateral Agent, for the benefit of the Lenders (including, without limitation, any pledges of Capital Stock (other than with respect to Excluded Assets), together with any powers, certificates, registrations, filings, control agreements, intellectual property security agreements, local law mortgages (as applicable), security documents, Collateral Documents and/or equivalents required in connection therewith).
(c)Concurrently with delivery of those items set forth in the immediately preceding clause (b), Borrowers and the other Credit Parties shall take such actions and execute and deliver, or cause to be executed and delivered, all formalities, opinions, documents, instruments, agreements, and certificates and other requirements as are similar to those described in Section 3.1 and Section 5.23 of this Agreement delivered with respect to the Credit Parties on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 5.23), or that are requested by the Agent or the Lenders and necessary or desirable to protect, evidence or perfect the security interest of the Collateral Agent in a manner similar to the Liens and assets granted by the existing Credit Parties under the existing Collateral Documents and/or to comply with the Collateral and Guarantee Requirement either by executing and delivering to the Agent a counterpart or supplement to the existing Collateral Documents or such new documents as are necessary or desirable to evidence, grant or perfect a first priority Lien in such assets in favor of Collateral Agent, for the benefit of the Secured Parties (including, without limitation, any pledges of Capital Stock in the Borrower Representative or other Capital Stock (other than with respect to Excluded Assets), any counterparts or joinders, together with any powers, certificates, registrations, filings, control agreements, intellectual property security agreements, local law mortgages (as applicable), security documents, Collateral Documents and/or equivalents required in connection therewith).
Notwithstanding the foregoing, if a Credit Party does not own assets of a particular category at the time it enters into Collateral Document(s) in respect of assets of one or more other categories specified in the existing Collateral Documents or the Collateral and Guarantee Requirements, such Credit Party will not be required to enter into a Collateral Document solely

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to create a security interest over future assets of that particular category unless the same can be effected under a composite Collateral Document that also secures assets it owns at the time it enters into the Collateral Document or pursuant to entering into a joinder to the same form of Collateral Document as entered into by another Credit Party in the same jurisdiction covering the same class of assets. However, if such Credit Party subsequently acquires assets of that particular category and other existing Credit Parties in that jurisdiction were required to create a security interest over such class of assets or would have been so required if such assets had been owned at the time the relevant Collateral Document(s) was entered into, the Borrower Representative shall notify the Agent by not later than the date that the next Compliance Certificate is required to be delivered, and if requested by the Agent, as soon as reasonably practicable thereafter, such Credit Party shall create and perfect its security interest over that asset or those assets to the extent required by the Collateral and Guarantee Requirements and take such actions required under the applicable Requirements of Law in order to ensure the grant, perfection, protection and enforceability of a first priority Lien in such assets.
1.13[Reserved].
1.14Real Property Covenants.
(a)Prior to and as a condition precedent to moving, storing, hosting, garaging or otherwise using any Collateral on any Real Estate Asset (including, for the avoidance of doubt, the Tennessee Site upon consummation of any Tennessee Transaction, subject to Section 5.22) (collectively, the “Subject Real Property”), each applicable Credit Party (or any applicable Affiliate or Subsidiary thereof) holding an ownership interest in any Collateral (the foregoing entities, individually and collectively, as the context may require, “Collateral Owner”) shall deliver: (x) a written certification to the Collateral Agent (such certification with respect to each Subject Real Property and executed by each Collateral Owner intending to move, store, host, garage or otherwise use any Collateral thereon, a “Real Property Approval Request Certification”), which shall (a) identify the location and address of such Subject Real Property, (b) describe with reasonable specificity the Collateral intended to be located, stored, hosted, garaged and/or otherwise used thereon and the applicable Collateral Owner thereof, (c) disclose whether the Subject Real Property is owned or leased by the applicable Collateral Owner and annex thereto (I) the definitive agreements or leases (together with any related amendments, waivers, modifications, consents and/or other documentation) that govern each applicable Collateral Owner’s use and occupancy of such Subject Real Property (each of the foregoing, an “Occupancy Agreement”) and (II) any mortgage, deed of trust or other security instrument encumbering the Subject Real Property (or Collateral Owner’s interest therein) together which any related documents evidencing, securing or otherwise governing the Loan secured thereby (the foregoing, collectively, the “Subject Credit Documents”), (d) contain representations and warranties made by each applicable Collateral Owner (i) that the appliable Occupancy Agreement is complete and in full force and effect, and that there are no defaults thereunder by the Collateral Owner and to the Collateral Owner’s knowledge on the part of the counterpart(ies), (ii) as to the commencement date, expiration date, number of remaining renewal options and the length of the remaining renewal terms under the applicable Occupancy Agreement, and (iii) that such Collateral Owner’s intended storage and/or use of the Collateral at the Subject Real Property does not conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default of either Borrower or any other Credit Party or Collateral Owner under any Occupancy Agreement of the Subject Real Property, (1) statute, ordinance, rule or regulation of any Governmental Authority applicable to such Collateral Owner, the Subject Real Property or the Collateral, (2) court or Governmental Authority order or (3) result in or require the creation or imposition of any Lien upon any of Collateral (other than Liens in favor of the Collateral Agent arising pursuant to the Credit Documents), and (e) identify each and every party that has an interest in the Subject Real Property that is superior to such Collateral Owner’s interest therein, including, without limitation, any landlord, sublandlord, mortgagee, sublicensee,

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host, warehouseman, bailee, consignee, customs broker, licensee and/or other similar Person (each such interest in the Subject Real Property, a “Non-Subordinated Property Interest” and, each party holding a Non-Subordinated Property Interest, a “Subject Property Party”); and (y) with respect to each Subject Real Property (i) acquired by the Borrowers or any other Credit Party on or after the Closing Date, a landlord waiver, lien waiver, collateral access agreement, hosting agreement, host’s agreement, freight forwarders’ agreement, bailee agreement and/or warehouseman’s acknowledgment (as applicable) executed by a Subject Property Party in respect of their Non-Subordinated Property Interest, in each case on terms and conditions substantially similar to the Initial Lien Waivers and otherwise in form and substance reasonably satisfactory to the Administrative Agent (each, an “New Lien Waiver”) or (ii) owned by the Borrowers or any other Credit Party or any other Credit Party prior to the Closing Date and for which an Initial Lien Waiver has been provided to the Lenders under the Generation MEFA or GNY MEFA, the applicable Credit Party shall request that the applicable Subject Property Party provide an updated form of the same document applicable to this Agreement (each an “Initial Lien Waiver” and together with each New Lien Waiver, an “Acceptable Lien Waiver”), and any Subject Real Property for which any applicable Collateral Owner has satisfied all of the foregoing conditions in respect of the Collateral located, stored, hosted, garaged and/or otherwise used therein, an “Approved Real Property”), unless an Acceptable Lien Waiver that continues to be in full force and effect, together with Real Property Approval Request Certifications that continue to be true, correct and complete in all respects, was previously delivered in respect of each Non-Subordinated Property Interest relating to the Subject Real Property and covering the applicable Collateral, including under the Generation MEFA or the GNY MEFA.
(b)Each Collateral Owner shall only be permitted to store, host, garage and otherwise use Collateral on real property that constitutes Approved Real Property in respect of such Collateral, in each case, in accordance with and subject to the terms and restrictions set forth in clause (a) of this Section 5.14.  Each Collateral Owner shall diligently perform all terms and covenants applicable to it under each Occupancy Agreement and/or Subject Credit Documents (as applicable), and such Collateral Owner shall not: (x) surrender, terminate, cancel, amend, supplement, alter, or otherwise modify an Occupancy Agreement and/or Subject Credit Documents (as applicable); (y) consent to the assignment of an Occupancy Agreement and/or Subject Credit Documents (as applicable); or (z) waive or release any of its rights and remedies under an Occupancy Agreement and/or Subject Credit Documents (as applicable), in each case, without the prior written consent of the Collateral Agent, in its sole and absolute discretion.
(c)No later than thirty (30) days after the Closing Date (or such other date as agreed in writing by the Collateral Agent in its sole and absolute discretion or acting at the direction of the Required Lenders), each applicable Credit Party shall, or shall cause each Collateral Owner to, deliver to Collateral Agent all Real Property Approval Request Certifications and Acceptable Lien Waivers required pursuant to clause (a) of this Section 5.14.
1.15[Reserved].
1.16Use of Proceeds. Each Credit Party shall only use the proceeds of each Loan solely for the Facility Purposes. No portion of the proceeds of any Credit Extension shall be used in any manner that causes such Credit Extension or the application by the Borrowers of such proceeds to violate the provisions of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the United States (or any successor) or any other regulation thereof or to violate the Exchange Act or any applicable laws.
1.17[Reserved].
1.18Payment of Liens, etc. Each Credit Party shall pay all statutory liens, trust and other taxes as applicable under Requirement of Law and when due.

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1.19WARN Act Notification. Each Credit Party shall provide copies of each notice of a plant closing or mass layoff (as defined in WARN) or equivalent notice sent to employees of any Credit Party to the Administrative Agent.
1.20Maintenance of Accounts, etc. The Credit Parties shall, establish and direct all Hashrate from the NYDIG Equipment to the NYDIG Mining Pool Account.
1.21Controlled Account(s). From and after the Closing Date, the Credit Parties shall ensure that the Collateral Agent is provided, to the extent that it is available, view-only access to all securities accounts, deposit accounts and other accounts of the Credit Parties that are Credit Parties or wholly-owned subsidiaries of the Credit Parties, which such view-only access shall be subject to the reasonable satisfaction of the Collateral Agent. All Securities Accounts, Deposit Accounts and other accounts of the Credit Parties (other than the Excluded Account) shall be subject to duly executed and delivered Control Agreements or otherwise become Controlled Accounts, it being understood that such Control Agreements will provide for the Credit Parties to be able to access and use accounts subject to a Control Agreement prior to such time as the Collateral Agent shall have given notice that it is exercising control following the occurrence and continuation of an Event of Default. Other than the Excluded Accounts, or as expressly agreed with the Agent, the Credit Parties shall not maintain any Deposit Account or Securities Accounts not subject to a Control Agreement (or otherwise Controlled Accounts); provided that the Credit Parties may, subject to the prior written consent of the Administrative Agent (which such consent shall not be unreasonably delayed, conditioned or withheld) open new accounts, so long as prior to opening any such account (i) the Borrower Representative has notified the Agent of the account and (ii) the financial institution with which such account is opened, together with such Credit Party has executed and delivered to the Agent, a fully executed Control Agreement with respect to such account (or equivalent arrangement to ensure that such account is a Controlled Account), each in form and substance satisfactory to the Agent. The Credit Parties shall ensure that their Subsidiaries which are (x) non-Credit Parties or (y) are organized or formed in jurisdictions where Control Agreements or equivalent cash control arrangements are not possible sweep cash and Cash Equivalents in their accounts into Controlled Accounts of Credit Parties on a periodic basis (prior to an Event of Default, at least once per week and after the occurrence of an Event of Default, as frequently as requested by the Agent but not more frequently than once daily); provided that prior to receipt of a written notice of an Event of Default from the Agent, the Subsidiaries shall only be required to sweep into the Controlled Accounts, cash and Cash Equivalents held in such accounts in excess of the amounts necessary for required debt service and to operate its business as currently operated (in each case, based on the amounts needed for such debt service and operations as reflected in the historical financial statements and the projections delivered to the Secured Parties from time to time in accordance with the terms of this Agreement). For the avoidance of doubt, deposits in a wallet on a cryptocurrency exchange shall not be required to be subject to a Control Agreement.
1.22Tennessee. The Credit Parties shall, for a period of three months after the Closing Date, which the Credit Parties may agree in their sole discretion to extend, use commercially reasonable efforts to consummate the Tennessee Transaction.
1.23Post-Closing Obligations. The Credit Parties shall deliver, or cause to be delivered, to Administrative Agent, or otherwise complete to Administrative Agent’s reasonable satisfaction, the items set forth on Schedule 5.23 (the “Post-Closing Obligations”) on or before the date specified for such item on such Schedule (or such later date determined by Administrative Agent in its sole and absolute discretion).
1.24Dormant Subsidiaries. Until dissolution or merger of each such Subsidiary, the Dormant Subsidiaries shall hold no material assets or liabilities and conduct no business operations.

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Section 6.NEGATIVE COVENANTS
Each Credit Party, on its own behalf and on behalf of the other Credit Parties, hereby covenants and agrees, that until the Termination Date, it shall perform all covenants applicable to it in this Section 6.
1.1Indebtedness. No Credit Party shall, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for the following (collectively, the “Permitted Indebtedness”):
(a)Indebtedness in respect of the Obligations;
(b)Indebtedness existing as of the Closing Date which is identified in Schedule 6.1 and which is not otherwise permitted by this Section 6.1;
(c)Intercompany Indebtedness; provided, that such Indebtedness is evidenced by and/or subject to the Intercompany Subordination Agreement and/or the Master Intercompany Note or other form of promissory note approved by the Collateral Agent, as applicable;
(d)Indebtedness of any Credit Party to another Credit Party;
(e)unsecured payables which are not evidenced by a note or are not otherwise indebtedness for borrowed money and which arise out of purchases of goods, products, or services in the ordinary course of business;
(f)Debt arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(g)Any Indebtedness incurred to repay the Obligations in full in cash;
(h)Indebtedness of all of the Credit Parties (taken as a whole) in respect of non-speculative natural gas hedging transactions with a notional amount not to exceed Four Hundred Fifty Thousand Dollars ($450,000) for all such transaction entered into in any given month, and Two Million Seven Hundred Thousand Dollars ($2,700,000) for all such transactions at any time outstanding;
(i)Guarantees of any Credit Party in respect of Indebtedness otherwise expressly permitted hereunder;
(j)Indebtedness in respect of Capitalized Leases and purchase money obligations for fixed or capital assets; provided, however, that the aggregate principal amount of all such Indebtedness of all of the Credit Parties (taken as a whole) at any one time outstanding shall not exceed $250,000;
(k)Indebtedness to providers of company credit cards under arrangements with corporate credit card providers in the ordinary course of business;
(l)Indebtedness on account of reimbursement obligations for letters of credit required for the operation and regulatory compliance of the Borrower Representative and its Subsidiaries; and
(m)Indebtedness of all of the Credit Parties (taken as a whole) in an aggregate principal amount not to exceed $250,000 at any time outstanding.

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1.2Liens. No Credit Party shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”).
(a)Liens securing payment of the Obligations;
(b)Liens existing as of the Closing Date which is identified in Schedule 6.2 and which is not otherwise permitted by this Section 6.2;
(c)Liens imposed by law for Taxes, assessments or other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or as a result of violation of Environmental Laws) that are not yet delinquent for more than sixty (60) days or are being contested in compliance with Section 5.3;
(d)Liens imposed by law arising in the ordinary course of business, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and comparable liens, if the lienholder has not moved to enforce the Lien or such obligations are being contested in good faith by appropriate proceedings and for which Borrowers have set aside on its books adequate reserves in accordance with GAAP;
(e)Liens on (i) accounts receivable owed to or owed by the applicable System Operator or other Person for the purchase of electricity, natural gas, Ancillary Services, demand response, or other related products, including hedging products, or (ii) cash in the form of deposits that either secures payment of obligations of a Credit Party under arrangements for the purchase of electricity, natural gas, Ancillary Services, demand response, or other related products, including hedging products, or amounts due to such Credit Party’s qualified scheduling entity, energy purchase and sale agent, or to the applicable System Operator for settlement payments associated with bidding, offering, or scheduling into markets operated by such System Operator and that are incurred in the ordinary course of business;
(f)judgment Liens in respect of judgments that do not constitute an Event of Default under Section 9.1(i);
(g)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(h)deposits and letters of credit secured by Liens on property of the Borrower Representative or its Subsidiaries to secure the performance of bids, trade contracts (including energy contracts or to secure payment for energy usage) and leases, regulatory obligations, surety and appeal bonds, performance bonds, company credit cards and other obligations of a like nature incurred in the ordinary course of business or to comply with regulatory obligations;
(i)collateral posted for the forward purchase of energy;
(j)easements, rights-of-way, restrictions and other similar encumbrances affecting real property which are existing on the Closing Date or, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(k)Liens securing Indebtedness in respect of Capitalized Leases and purchase money obligations for fixed or capital assets permitted under Section 6.1(j); provided that (i)

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such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(l)Liens arising by virtue of sales of gas transmission capacity or energy capacity, including as implemented by an energy services manager;
(m)other Liens securing Indebtedness of all of the Credit Parties (taken as a whole) outstanding in an aggregate principal amount not to exceed $250,000; and
(n)Liens arising under the MEFAs.
1.3Investments. No Credit Party shall, purchase, make, incur, assume or permit to exist any Investment in any other Person, except for the following (collectively, the “Permitted Investments”):
(a)Investments existing on the Closing Date and identified in Schedule 6.3 and which is not otherwise permitted by this Section 6.3;
(b)Investments consisting of Cash and Cash Equivalents;
(c)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(d)Investments consisting of intercompany loans or other extensions of credit by a Credit Party to any other Credit Party;
(e)Bank deposits established in accordance with the Credit Documents;
(f)Non-cash consideration received pursuant to the consummation of Dispositions permitted pursuant to this Agreement;
(g)Repurchase or exchange of the Senior Notes with the proceeds of offerings of Qualified Capital Stock of the Borrower Representative, or in any other transaction approved by the Required Lenders, such consent not to be unreasonably withheld, conditioned, or delayed;
(h)To the extent considered an Investment, the merger or consolidation of any Credit Party with or into any other Credit Party, provided that if the Borrower Representative is party to any such transaction, it shall be the surviving entity;
(i)Deposits to secure the performance of bids, trade contracts (including energy contracts or to secure payment for energy usage) and leases, regulatory obligations, statutory obligations, surety and appeal bonds, performance bonds, company credit cards and other obligations of a like nature incurred in the ordinary course of business;
(j)Participation in mining pools and liquidation of payments therefrom, including by selling Bitcoin on an exchange and receiving deposits of Cash into an account maintained at such exchange, so long as such Cash is swept at least weekly into a deposit account that is in compliance with Section 5.20;

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(k)Investments arising by virtue of sales of gas transmission capacity or energy capacity, including as implemented by an energy services manager;
(l)advances to officers, directors and employees of the Borrower Representative and Subsidiaries in an aggregate amount not to exceed $20,000 at any time outstanding, for travel, reimbursement, relocation and analogous ordinary business purposes;
(m)Investments by the Borrower Representative and its Subsidiaries in (i) their respective Subsidiaries to the extent such Investments are outstanding on the date hereof and (ii) additional Investments by the Borrower Representative and its Subsidiaries in their respective Subsidiaries that are Credit Parties or become Credit Parties promptly upon their formation;
(n)Guarantees permitted by Section 6.1;
(o)Investments arising as a result of natural gas hedging transactions;
(p)other Investments of all of the Credit Parties (taken as a whole) not exceeding $100,000 in the aggregate in any Fiscal Year of the Borrower Representative;
(q)any Credit Party may merge with (i) the Borrower Representative, provided that the Borrower Representative shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Credit Party is merging with another Subsidiary, such Credit Party shall be the continuing or surviving Person;
(r)any Credit Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower Representative or to any other Credit Party (other than Generation); and
(s)to the extent constituting an Investment, the transactions permitted by Sections 6.1, 6.4, and 6.12.
1.4Fundamental Changes; Disposition of Assets; Acquisitions. The Credit Parties shall not (a) enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except as otherwise expressly permitted by Sections 6.3, 6.7, 6.11 or 6.12; (b) convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including any Capital Stock of any Subsidiary of the Borrower Representative or any other Credit Party), except for issuance of Qualified Capital Stock of the Borrower Representative, and except as otherwise expressly permitted by Section 6.12; or (c) acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except Investments made in compliance with Section 6.3.
1.5Contracts and Organizational Documents. No Credit Party shall (a) agree to any termination, amendment, restatement, supplement, replacement or other modification to, or waiver of, any of its rights under any Material Agreement on or after the Closing Date which termination, amendment, restatement, supplement, replacement, modification, or waiver would adversely affect any Lender or any Lender’s rights under this Agreement or any other Credit Document or (b) amend or permit any amendments to its Organizational Documents in a manner that would be adverse to the interests of the Lenders or in contravention of any term of this Agreement or any other Credit Document, without, in each case, first obtaining the prior written

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consent of the Collateral Agent (at the direction of the Required Lenders) to such entry, amendment, restatement, supplement, modification or waiver, as the case may be, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the foregoing restrictions shall not apply to any Material Agreements or Organization Documents are used exclusively in the Support.com business. To the extent reasonably practicable and so long as it does not create any risk of increased expense or risk of loss, the Credit Parties shall provide the Collateral Agent with at least three (3) Business Days prior written notice of any amendments, restatements, supplements or other modifications to the Material Agreements or to Credit Party’s Organizational Documents that do not require the consent of the Collateral Agent and a copy of any such amendments, restatements, supplements or other modifications promptly after their execution, but the failure to provide such notice shall not give rise to an Event of Default or otherwise impair the validity of any such actions taken with respect to such documents. Nothing in this Section 6.5 or this Agreement shall require any Credit Party to take or refrain from taking any action under any contract where performance under such contract would cause any Credit Party to violate any applicable law, suffer any loss, or incur any liability to any entity that is not a party to such contract. For the avoidance of doubt, except for assignments of contracts to non-Credit Parties, actions taken under and with respect to contracts of the Credit Parties shall be governed by this Section 6.5 and shall not constitute Fundamental Changes or Dispositions subject to Sections 6.4 or 6.12. Nothing in this Section 6.5 shall limit the ability of the Credit Parties to amend the documents governing the Senior Notes to permit the repurchase or exchange of the Senior Notes with the proceeds of offerings of Qualified Capital Stock of the Borrower, or in any other transaction approved by the Required Lenders, such approval not to be unreasonably withheld, conditioned, or delayed.
1.6Sales and Lease-Backs. Except for as permitted by Section 6.12(e) and arrangements existing on the Closing Date and disclosed on Schedule 6.6, no Credit Party shall directly or indirectly become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which any Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Credit Party to any Person in connection with such lease.
1.7Transactions with Affiliates. No Credit Party shall enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except (a) on fair and reasonable terms no less favorable to such Credit Party than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate; provided, that for any such transaction which involves aggregate consideration in excess of One Million Dollars ($1,000,000), the Credit Parties shall have delivered a customary third-party fairness opinion in respect thereof to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, at least ten (10) Business Days prior to the consummation of such transaction, (b) customary fees to, and indemnifications of, non-officer directors of the Credit Parties and their respective Subsidiaries, (c) the payment of reasonable and customary compensation and indemnification arrangements and benefit plans for officers and employees of the Credit Parties and their respective Subsidiaries (including bonuses, retirement, health, stock option and other benefits) in the ordinary course of business, (d) any transaction consented to in writing by the Required Lenders in their sole and absolute discretion, (e) any transaction existing as of the Closing Date and disclosed in Schedule 6.7, (f) the repayment, repurchase or exchange of the Senior Notes with (x) Qualified Capital Stock or proceeds of Qualified Capital Stock of the Borrower Representative or (y) the proceeds resulting from the offering of additional notes, with a maturity date not earlier than 91 days after the Final Maturity Date, or in any other transaction approved by the Required Lenders, such approval not to be unreasonably withheld, conditioned, or delayed, (g) issuing Qualified Capital Stock, (h) transactions among and between the Credit Parties, (i) the merger or consolidation of any Credit

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Party with or into any other Credit Party, provided that if the Borrower Representative is party to any such transaction, it shall be the surviving entity, (j) the merger or consolidation of any Credit Party with or into any one or more Subsidiaries, provided that such Credit Party shall be the surviving entity; and (k) transactions with Affiliates of an aggregate value in any Fiscal Year not to exceed $50,000.
1.8Changes in Business. No Credit Party shall engage in any business other than the businesses the Credit Parties are engaged in as of the date hereof and other businesses that are reasonably related thereto or reasonable extensions thereof, it being understood that the business activities contemplated hereunder and in the Transaction Documents do not constitute changes in the business of the Credit Parties and that the Credit Parties may in any event engage in the cryptocurrency mining and data-center and cryptocurrency mining hosting business.
1.9Fiscal Year. No Credit Party shall change its Fiscal Year.
1.10Accounts.
(a)No Credit Party shall, nor shall it direct any Person to, deposit Cash, Cash Equivalents or Digital Assets in a deposit account or a securities account that is not in the name of a Credit Party; and
(b)So long as the balance of the outstanding Obligations hereunder is greater than $5,375,000, the balance of Cash and Cash Equivalents on deposit in the Excluded Account and any other account of a Credit Party that is not subject to a Control Agreement shall not, without the prior written consent of NYDIG, exceed $4,000,000 at any time, it being understood that the Credit Parties’ liquidation of Bitcoin on the Coinbase cryptocurrency exchange, and the Bitcoin and Cash on deposit in a Coinbase wallet for such purpose, is not in an “account” and such wallet deposits shall be permitted for all purposes hereunder, provided that such cash deposits are swept immediately after any such liquidation into a deposit account subject to a Control Agreement.
1.11Prepayments of Certain Indebtedness. No Credit Party shall directly or indirectly, voluntarily purchase, redeem, defease, repay or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to the applicable scheduled payment date or scheduled maturity, as applicable, except for (i) the Obligations, (ii) payments of the B Riley Debt either in connection with (u) mandatory prepayments under Section 3.3(c) of the B Riley Note, as amended and in effect on the Closing Date, (v) any other mandatory prepayments under any other subheading of Section 3.3 of the B Riley Note, so long as no Event of Default shall have occurred and be continuing or would result therefrom and subject to pro forma compliance with Section 7.1 of this Agreement, (w) amortization payments under the B Riley Note, (x) regularly scheduled interest payments on the B Riley Debt, (y) a Disposition of the South Carolina Property or (z) the maturity thereof, (iii) the repayment in full of the Senior Notes with Qualified Capital Stock or proceeds of Qualified Capital Stock of the Borrower Representative, or in any other transaction approved by the Required Lenders, such approval not to be unreasonably withheld, conditioned, or delayed.
1.12Dispositions. No Credit Party shall make a Disposition, or enter into any agreement to make a Disposition of assets (including Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition is (the following, collectively, the “Permitted Dispositions”):
(a)in the ordinary course of its business and is of surplus, obsolete or worn out property or property no longer used or useful in its business, or is of Mining Rigs, is for fair

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market value (as determined by the Collateral Agent in its sole discretion based on then-current market precedents and comparables), and the following conditions are met:
(i)immediately prior to and immediately after giving effect to such Disposition, no Event of Default shall have occurred and be continuing or would result therefrom;
(ii)the Credit Parties apply any Net Asset Sale Proceeds arising therefrom pursuant to Section 2.5(a), if applicable; and
(iii)except as otherwise consented to by the Administrative Agent, 75% of the consideration received for such sale, transfer, lease, contribution or conveyance is received in cash;
(b)a Disposition of property (i) by a Credit Party to another Credit Party or (ii) by a non-Credit Party to a Credit Party;
(c)a sale, merger, consolidation, or other Disposition of the Capital Stock in or assets of Support.com, Inc., SDC Services Canada Inc., Support.com India Pvt Ltd., and Support.com Philippines Inc. to effectuate a sale of the Support.com business;
(d)a sale or other Disposition of Qualified Capital Stock of the Borrower Representative or any of its Subsidiaries;
(e)a sale or other Disposition of all or a portion of the South Carolina Property, which may be effectuated through one or more transactions and may be partially effectuated through a sale lease-back transaction; provided that, to the extent such Disposition includes the portion of the South Carolina Property on which any NYDIG Equipment or Collateral Equipment is stored, the Credit Parties shall deliver an Acceptable Lien Waiver in accordance with Section 5.14;
(f)a sale or other Disposition of (i) scrap metal derived from buildings or other structures that are no longer used in the business of any of the Credit Parties and are either located on the South Carolina Property or demolished or in the process of being demolished as of the Closing Date or (ii) assets located at sites in Texas or demolished or in the process of being demolished as of the Closing Date;
(g)the merger or consolidation of any Credit Party with or into any other Credit Party, provided that if the Borrower Representative is party to any such transaction, it shall be the surviving entity;
(h)a Disposition arising by virtue of sales of gas transmission capacity or energy capacity, including as implemented by an energy services manager;
(i)a Disposition of equipment or real property for fair market value (as determined by the Collateral Agent in its sole discretion based on then-current market precedents and comparables) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(j)the sublease of property to the extent such sublease does not interfere with the operation of the business;

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(k)a Disposition of other property for fair market value (as determined by the Collateral Agent in its sole discretion based on then-current market precedents and comparables) in the ordinary course of business of property or rights with a fair market value of less than $50,000 in any fiscal year;
(l)participation in mining pools and/or a conversion of Bitcoin into Cash, including Cash deposited on an exchange;
(m)a transaction permitted by Sections 6.1, 6.3, 6.4, or 6.12;
(n)the merger or consolidation of any Credit Party with or into any one or more Subsidiaries, provided that such Credit Party shall be the surviving entity; or
(o)payments made in Bitcoin in exchange for the provision of products or services in the ordinary course of business.
1.13[Reserved].
1.14Equipment.
(a)The Borrowers shall not permit the name of any person, association, corporation or other business entity other than the Collateral Agent, each Lender or the Credit Parties to be placed on the Equipment, and if requested by the Collateral Agent, the Borrowers shall place a label on each item of Equipment, noting the Collateral Agent’s Lien thereon.
(b)Other than for repair and maintenance, the Borrower Representative shall not, nor shall it permit any other Credit Party to (i) tamper with, modify or otherwise change any Equipment in any manner whatsoever, (ii) in the case of NYDIG Equipment remove or otherwise transfer from the applicable Approved Location all or any part of the NYDIG Equipment, in each case without Collateral Agent’s prior written consent, or (iii) in the case of Collateral Equipment, move or otherwise transfer such Collateral Equipment from the location set forth on the Perfection Certificate, or as otherwise previously notified to the Administrative Agent, without first informing the Administrative Agent in writing (which may be by email) before such Collateral Equipment is moved.
1.15Ancillary Services. The Credit Parties shall not enter into any transaction pursuant to which any of them is or may become obligated, including in connection with offers or schedules submitted directly or on its behalf in any market administered by a System Operator, to supply any Ancillary Services or demand response capability unless such transaction is entered into (a) in the ordinary course of business and not for speculative purposes, and (b) could not require the supply of any Ancillary Service or demand response capability in excess of the amount thereof that the relevant facility, based on forecasted operating characteristics during the period in which the supply of such Ancillary Services may be required, would reasonably be expected to be able to reliably supply in accordance with applicable market rules.
1.16Restricted Payments. No Credit Party shall make any Restricted Payment, except as follows:
(a)a Restricted Payment to another Credit Party;
(b)Borrower Representative and each Subsidiary may declare and make dividend payments or other distributions payable solely in Qualified Capital Stock of such Person; and

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(c)Reimbursement of holders of equity interests in the Credit Parties for expenses incurred by the Credit Parties and previously paid by such holders on such Credit Parties’ behalf.
Section 7.FINANCIAL COVENANT
1.1Minimum Unrestricted Cash. Borrower Representative and its Subsidiaries shall, at all times until the Termination Date, maintain no less than an aggregate amount of $10,000,000, net of any final and nonappealable judgments ordered by a court if competent jurisdiction, in the sum of (a) Unrestricted Cash plus (b) fifty percent (50%) of the Dollar Equivalent of the Unrestricted Bitcoin (the “Financial Covenant”).
Section 8.EARLY AMORTIZATION EVENTS
1.1Early Amortization Event. One or more of the following conditions, circumstances or events shall constitute an early amortization event hereunder (each, an “Early Amortization Event”):
(a)With respect to NYDIG Equipment, Average Uptime on any day is below seventy percent (70)%;
(b)Any facility at which any Credit Party operates NYDIG Equipment experiences more than four (4) incidents of Unplanned Downtime within any thirty (30) day period where each such incident of down time exceeds twelve (12) consecutive hours;
(c)The Borrowers or any Affiliate of the Borrowers fail to deliver the financial and other information required to be delivered pursuant to Section 5.8(c) and/or (j) (solely as it relates to Compliance Certificates required to be delivered with the monthly reporting items required under Section 5.8(c)) within five (5) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) following the date on which notice from the Administrative Agent is received with respect to such failure; and/or
(d)The Borrowers or any Affiliate of the Borrowers fail to make any payment under any Power Agreement to which it is a party within five (5) Business Days after the date such payment becomes due;
In the event that one or more Early Amortization Events occur, all outstanding Loans shall enter full amortization (“Early Amortization Process”), whereby each monthly Payment will include, in addition to the stipulated interest amount, the outstanding principal balance divided by the remaining months until the Final Maturity Date.
Section 9.EVENTS OF DEFAULT
1.1Events of Default. One or more of the following conditions, circumstances or events shall constitute an Event of Default hereunder:
(a)Failure to Make Payments When Due. The failure of the Borrowers to make any Payment due to any Agent or any Lender on (i) the date such Payment becomes due, or any other payment or deposit required to be made under any Credit Documents or (ii) if any such Payment is due on the Final Maturity Date, the failure to make such Payment on the Final Maturity Date; or
(b)Cross Default. The failure of any Credit Party to pay when due any payment or any other amount payable, or otherwise breach or default in any manner, in each case

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in respect of one or more items of Indebtedness (other than the Obligations or any Loan) in an aggregate principal or notional amount in excess of One Million Dollars ($1,000,000), in each case beyond any applicable grace period, except that any such failure to pay, breach or default under a hedging contract that is otherwise permitted hereunder shall only give rise to an Event of Default under this Section if the applicable Credit Party fails to pay any resulting payments owing under such contract upon the earlier of the due date for such payment or within seven (7) Business Days after receipt of an invoice or other demand therefore; or
(c)Breach of Certain Covenants. The failure of any Credit Party to perform or comply with any covenant, condition or other agreement contained in Sections 2.5, 5.1(a), 5.2, 5.15, 5.16, 5.22, or 6, hereof, in each case, unless otherwise previously consented to by the Required Lenders in writing; or
(d)Breach of Representations, etc. The failure of any representation, warranty, certification or other statement (except those amenable to cure pursuant to Section 9.1(p)) made or deemed to be made by or on behalf of any Credit Party in any Credit Document or any amendment, modification or waiver thereto to which it is a party or in any agreement, report, statement, certificate or other document at any time given by any Credit Party in writing pursuant hereto or thereto, to be true, complete, correct and accurate in all material respects (or, if such representation, warranty, certification or other statement is qualified by materiality, a failure of such representation, warranty, certification or other statement to be true, complete, correct and accurate in all respects) as of the date made or deemed to be made and such misstatement or inaccuracy remains unremedied for five (5) Business Days after an Authorized Officer of such Credit Party becomes aware of such misstatement; or
(e)Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of, or compliance with, any covenant, condition, agreement or other term contained herein or in any other Credit Document to which it is a party, other than any such term expressly addressed in any other provision of this Section 9.1, and such default shall not have been remedied or waived within five (5) Business Days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) delivery of written notice from the Administrative Agent or any other Secured Party to such Credit Party of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of any Credit Party, in an involuntary case under any Debtor Relief Law or similar law now or herein after in effect, which decree or order is not stayed; (ii) an involuntary case shall be commenced against any Credit Party under any Debtor Relief Law or similar law now or herein after in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over such Credit Party shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of such Credit Party, and any such event described in this clause (ii) shall continue for thirty (30) days without having been dismissed, bonded or discharged or (iii) with respect to any such event described in clause (ii), any Credit Party fails to contest such event within fifteen (15) days; or
(g)Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Any Credit Party shall commence a voluntary case under any Debtor Relief Law or similar law now or herein after in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any such Credit Party shall make any assignment for the

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benefit of creditors, or (ii) any Credit Party shall be unable, or shall fail generally, or shall admit in writing of its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of such Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 9.1(f); or
(h)Judgments and Attachments. Any final, non-appealable money judgment, claim or penalty, writ or warrant of attachment or similar process (excluding environmental judgments in connection with the Generation Property described in clause (y) of the definition thereof) involving any Credit Parties collectively, at any time, in an amount in excess of Credit Party in an amount in excess of One Million Dollars ($1,000,000), in each case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, shall be entered or filed against any applicable Credit Party or any of its assets; or
(i)Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
(j)Casualty Event. A Casualty Event with respect to all or substantially all Collateral Equipment, the NYDIG Equipment or any other Equipment encumbered in favor of suppliers or counterparties (other than NYDIG) shall occur without the prior written consent of the Required Lenders in their sole discretion; or
(k)Change of Control. A Change of Control shall occur without the prior written consent of the Required Lenders in their sole discretion; or
(l)Merger, Consolidation, Etc. Borrowers shall enter into any transaction of (or suffer to exist any) merger, acquisition. consolidation, liquidation, wind-up or dissolution into one or more other Person, except as permitted hereunder; or
(m)Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) this Agreement or any Credit Document ceases to be in full force and effect (other than in accordance with its terms or by reason of the satisfaction in full of all Obligations, or in the case of the Collateral Documents, other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void or the enforceability thereof shall be impaired in any material respect, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document (subject in each case to Permitted Liens), in each case for any reason other than (x) the failure of the Collateral Agent or any Secured Party to take any action within its control or (y) the Collateral Agent releasing its Lien therein, or (ii) any party thereto shall repudiate its obligations thereunder, shall contest the validity or enforceability of any Credit Document in writing or refuse and/or repudiate any purported acceptance of any Collateral Equipment; or
(n)Average Uptime. With respect to NYDIG Equipment, Average Uptime on any day (based on the prior 30-day period) is below sixty percent (60)%; or
(o)Unplanned Downtime. Any of the facilities where the Borrower Representative or any Subsidiary or Affiliate operates any items of NYDIG Equipment experiences more than six (6) separate incidents of Unplanned Downtime within a thirty (30) day period, where each incident of down time exceeds twelve (12) consecutive hours; or

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(p)Failure to Maintain Licenses. Any Credit Party (or any of applicable Subsidiaries or Affiliates) fails to be duly licensed in any jurisdiction where it operates, unless such Credit Party, Subsidiary or Affiliate files an application for the applicable license with the appropriate licensing agency of such jurisdiction and such application is then pending within 30 days following such failure; or
(q)Power Agreements, Etc.
(i)Any Power Agreement to which the Borrower Representative (or any of its applicable Subsidiaries or Affiliates) is a party, is (x) terminated, expired, matured, replaced or otherwise ceases to be valid and in full force and effect for any reason or (y) amended or otherwise modified in a manner such that the Borrower Representative (or such applicable Subsidiaries or Affiliates) is no longer a party thereto or violates the terms thereof and, in either such case, the Borrower Representative (or such applicable Subsidiaries or Affiliates) is no longer receiving adequate power for the Equipment to be fully operational, unless the applicable parties shall have entered into a substantially similar agreement that is no less favorable to the Agents or the Lenders, taken as a whole (as reasonably determined by the Borrower Representative in good faith), or as is otherwise satisfactory the Administrative Agent in its sole and absolute discretion;
(ii)The Borrower Representative or its applicable Subsidiary or Affiliates fails to make payment for any two consecutive months when due under a Power Agreement to which it is a party unless, in each case, such failure is cured within five (5) Business Days following its receipt of notice of such failure from the counterparty to the applicable Power Agreement; or
(r)[Reserved].
(s)Action by Administrative Body. (A) There shall occur an (i) appropriation, (ii) confiscation, (iii) retention, or (iv) seizure of control, custody or possession of Collateral Equipment or other Collateral in excess of $1,000,000 in the aggregate by any Governmental Authority or (B) a final, decree or order is entered by an administrative body or by a court of competent jurisdiction, whether or not such decree or order is appealable or is being appealed, in connection with a proceeding brought against any Credit Party or one or more of its respective Affiliates pursuant to which a Credit Party or one or more of its respective Affiliates consent or agree to remedies, whether conduct- or monetary-based, in connection with allegations by such administrative body, in such decree or order, resulting from (or relate to remediation of) unfair, deceptive or abusive acts or practices by such Credit Party or any such Affiliate, whether or not such Credit Party or such Affiliate admits that such acts or practices were, in fact, unfair, deceptive or abusive; in the case of this clause (B), which action could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or
(t)ERISA. The occurrence of an ERISA Event with respect to or any ERISA Affiliate that may be reasonably expected to result in any Lien being imposed on the Collateral, which Lien remains outstanding for more than ten (10) Business Days after the earlier of (i) an Authorized Officer of a Credit Party becoming aware thereof, or (ii) receipt by the Borrower Representative of written notice from the Collateral Agent or any Lender thereof; or
(u)Investment Company. Any Credit Party shall become subject to regulation under the United States Investment Company Act of 1940; or

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(v)Taxes. A taxing authority shall attach a Lien (other than a Permitted Lien) on any Collateral that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Borrower Representative, and such Lien shall not have been released or discharged within thirty (30) days; or
(w)Criminal Activity. Any Person who is in the control, custody or possession of any Equipment or any Credit Party is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used any Equipment in connection with the commission or any crime (other than a misdemeanor moving violation); or
(x)Financial Covenant. Any Credit Party breaches the covenant under Section 7 herein unless such breach is cured within five (5) Business Days after the occurrence of such breach, provided, however, that there shall be no more than three (3) such cures prior to the Final Maturity Date except as otherwise agreed to by the Administrative Agent.
1.2Remedies Upon Event of Default. If (and only if) any Event of Default occurs and is continuing, the Administrative Agent may, and shall at the request of the Required Lenders, take any or all of the following actions upon written notice to the Borrower Representative:
(a)declare the Obligations, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and each Guarantor;
(b)charge and collect default interest pursuant to Section 2.3(b) hereof;
(c)exercise on behalf of itself, and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and/or under applicable Law; or
(d)exercise any other right or remedy at law, or in equity or bankruptcy, including rights of set-off and specific performance or damages for the breach hereof, including Attorneys’ Fees and court costs.
In the event of an Event of Default under Sections 9.1(f) or (g), all Obligations hereunder, including without limitation all principal, accrued and outstanding interest, premiums (including the Prepayment Premium), fees and expenses shall become immediately due and payable, without notice or any action by the Administrative Agent, Collateral Agent, or any Lender. For the avoidance of doubt, acceleration of the Obligations following an Event of Default, including the automatic acceleration triggered by an Event of Default under Sections 9.1(f) or (g), occurring within the one-(1) year anniversary of the Closing Date shall constitute a Prepayment Event, and the Prepayment Premium shall be included in the Obligations due and payable as a result of such acceleration.
If an Event of Default has occurred is continuing Administrative Agent may apply any funds in its possession to the Obligations in such order as Administrative Agent shall determine in its sole and exclusive discretion, and any surplus shall be paid to Borrower Representative or other Persons legally entitled thereto; provided that the Credit Parties shall remain liable to the Secured Parties for any deficiency. If Administrative Agent, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Administrative Agent shall have the option, exercisable at any time, of either reducing, the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Administrative Agent of cash therefor.

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1.3Remedies of the Collateral Agent. If an Event of Default shall have occurred and is continuing, the Collateral Agent may, at its option, and shall, as directed by the Required Lenders, exercise any of the following remedies with respect to any or all Collateral and/or Credit Documents:
(a)exercise any or all of the remedies with respect to any of all of the Collateral as provided in Section 7 of the Security Agreement;
(b)use the Borrower’s premises for storage of Collateral without rent or liability;
(c)exercise any rights granted to the Collateral Agent under any Acceptable Lien Waiver;
(d)give notice of sole control or any other instruction under any Control Agreement or and other control agreement with any securities intermediary or financial institution, as applicable, and take any action therein with respect to such Collateral, including, without limitation, the disposition of the amounts on deposit in any such account, immediately blocking any Credit Party’s access to any Controlled Account; or
(e)exercise any other right or remedy at law, or in equity or bankruptcy, including rights of specific performance or damages for the breach hereof, including Attorneys’ Fees and court costs.
In the event that the Collateral Agent Disposes of any Collateral pursuant to and as permitted by this Agreement, the Collateral Agent shall distribute any Collateral or any proceeds thereof in the manner set forth in Section 2.7.
Section 10.GUARANTY
1.1Guaranty of the Obligations. Each Guarantor hereby irrevocably and unconditionally guaranties to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual performance, and payment in full in cash, of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).
1.2Contribution by Guarantors. Each Guarantor desires to allocate among itself (collectively, the “Contributing Guarantors”), in a fair and equitable manner, its obligations arising under this Agreement. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (each, a “Funding Guarantor”) under this Agreement such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Agreement in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Agreement that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under

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Section 548 of Title 11 of the United States Code or any comparable applicable Requirements of Law under the applicable state; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 10.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Agreement (including in respect of this Section 10.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 10.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.2.
1.3Payment by Guarantor. Each Guarantor hereby jointly and severally agrees, in furtherance of the foregoing and not in limitation of any other right which any beneficiary may have pursuant to Requirements of Law or in equity against such Guarantor by virtue hereof, that upon the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), each Guarantor will upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid and all other Guaranteed Obligations then owed to the Secured Parties as aforesaid.
1.4Liability of Guarantor Absolute. Each Guarantor hereby agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor hereby agrees as follows:
(a)Each Guarantor’s Guarantee is a guaranty of payment when due and not of collectability; each Guarantor’s Guarantee is a primary obligation of such Guarantor and not merely a contract of surety;
(b)The Administrative Agent may enforce Guarantor’s Guarantee upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and any Secured Party with respect to the existence of such Event of Default;
(c)the obligations of such Guarantor hereunder are independent of the obligations of the Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against each such Guarantor whether or not any action is brought against the Borrowers or any of such other guarantors and whether or not the Borrowers is joined in any such action or actions;
(d)payment by such Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; provided that, without limiting

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the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce such Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)each Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s liability hereunder, from time to time may (i) change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or any applicable security document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and
(f)    each Guarantor’s Guarantee and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, pursuant to Requirements of Law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change,

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reorganization or termination of the corporate structure or existence of any Credit Party or any of their Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which the Borrowers may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of such Guarantor as an obligor in respect of the Guaranteed Obligations.
1.5Waivers by Guarantor. Each Guarantor hereby waives, for the benefit of Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrowers, any other guarantor (including any other guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrowers, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule pursuant to Requirements of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence or willful misconduct; (e) (i) any principles or provisions under applicable Requirements of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Section 10.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Requirements of Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
1.6Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrowers or any other guarantor or any of its assets in connection with such Guarantor’s Guarantee or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against the Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have

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been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 10.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against the Borrowers, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Administrative Agent, on behalf of the Secured Parties, and shall forthwith be paid over to Administrative Agent, for the benefit of the Secured Parties, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
1.7Subrogation of Other Obligations. Any Indebtedness of the Borrowers or any Guarantor now or hereafter held by such Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Secured Parties, and shall forthwith be paid over to the Administrative Agent, for the benefit of Secured Parties, to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
1.8Continuing Guaranty. Each Guarantor’s Guarantee is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke such Guarantor’s Guarantee as to future transactions giving rise to any Guaranteed Obligations.
1.9Authority of Guarantors or the Borrowers. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or the Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.
1.10Financial Condition of the Borrowers. Any Loan may be made to the Borrowers or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrowers at the time of any such grant or continuation. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrowers. Each Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform its obligations under the Credit Documents, and such Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrowers now known or hereafter known by any Secured Party.
1.11Bankruptcy, etc.

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(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, winding up or insolvency case or proceeding of or against the Borrowers or any other guarantor. The obligations of each Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, winding up, receivership, reorganization, liquidation, provisional liquidation or arrangement of the Borrowers or any other guarantor or by any defense which the Borrowers or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)In the event that all or any portion of the Guaranteed Obligations are paid by the Borrowers, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
1.12[Reserved].
1.13Fraudulent Conveyance. Notwithstanding any provision of this Agreement or any other Credit Document to the contrary, with respect to each Guarantor, it is intended that the Guarantee of each Guarantor not constitute a Fraudulent Conveyance (as defined below). Consequently, all the parties hereto agree that if each Guarantor’s Guarantee would, but for the application of this sentence, constitute a Fraudulent Conveyance, the obligations of such Guarantor in respect of its Guarantee shall be valid and enforceable only to the maximum extent that would not cause the obligations of such Guarantor in respect of its Guarantee to constitute a Fraudulent Conveyance, and the Guarantee in respect of such Guarantor shall be deemed to have been amended accordingly at all relevant times. For purposes of this Section 10.13, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance, fraudulent transfer, voidable transaction or voidable transaction law under the provisions of any applicable fraudulent conveyance, fraudulent transfer, voidable transaction or voidable transaction law or similar law of any state, nation or other governmental unit, as in effect from time to time.
Section 11.AGENTS
1.1Appointment and Authorization of Agents
(a)Each Lender hereby irrevocably appoints NYDIG ABL LLC and its successors and permitted assigns to act on its behalf as Administrative Agent hereunder and under the other Credit Documents and each Lender hereby designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Credit Document, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party shall have rights as a third party beneficiary of any such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist

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against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of the law of any applicable jurisdiction. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.
(b)The Administrative Agent Administrative Agent shall also act as the Collateral Agent under the Credit Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, each of the Credit Documents to which the Administrative Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoffs and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge that any such action by any Agent shall bind the Lenders. The Collateral Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable.
(c)The Administrative Agent agrees that any receipt by it of notices or any other communication pursuant to this Agreement or any other Credit Document shall be promptly notified and forwarded (as applicable), with all attachments or other supporting documentation, to the Collateral Agent and each Lender. Notwithstanding the foregoing, copies of any notices related to the Borrowers or any other Credit Party should always be delivered simultaneously to the Administrative Agent and the Collateral Agent.
(d)The provisions of this Section 11 are solely for the benefit of Agents and the Lenders, and Borrowers shall not have any rights as a beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.
1.2Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity.
1.3Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Credit Documents. Each Agent may exercise such powers,

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rights and remedies and perform such duties by or through its agents, sub-agents or employees. No Agent shall have, by reason hereof or in any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.
1.4No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to any Lender or by or on behalf of the Borrowers to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing (for the avoidance of doubt the Administrative Agent shall be deemed not to have knowledge of any Default and until notice, clearly labeled as a “notice of default,” stating that a Default has occurred and describing such Default with particularity is given to the Administrative Agent by the Borrowers or a Lender). Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.
1.5Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Lender for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from the Lenders and, upon receipt of such instructions from the Lenders, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of counsel (who may be counsel for the Borrower Representative), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of such Lender.
1.6Collateral Documents. Each Lender hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of such Lender, to be the agent for and representative of such Lender with respect to the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral (A) that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lender have otherwise consented, or (ii) release any Guarantor from its Guarantee

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with respect to which Required Lenders have otherwise consented. Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under its Guarantee pursuant to this Section 11.6.
1.7Lenders’ Representations, Warranties and Acknowledgments.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers in connection with Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of a Lender or to provide such Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to a Lender.
(b)Each Lender, by funding a Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent or any Lender, as applicable on the Closing Date.
1.8Reserved.
1.9Right to Indemnity. Each Lender, in proportion to its pro rata share of the aggregate outstanding principal amount of Loans of all Lenders, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by the Credit Parties, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata share of the aggregate outstanding principal amount of Loans of all Lenders; provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
1.10Resignation of Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving thirty (30) days’

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prior written notice thereof to Lenders and the Borrowers. Upon any such notice of resignation, the Lenders shall have the right, with the consent of the Borrower Representative not to be unreasonably withheld, upon five (5) Business Days’ prior notice to Borrower Representative, to appoint a successor Administrative Agent or Collateral Agent, as the case may be. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by such successor Administrative Agent or Collateral Agent, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent all sums and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent of the Liens created under the Collateral Documents, whereupon such retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Section 11.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent hereunder.
1.11Erroneous Payments.
(a)Each Lender hereby agrees that (i) if the Collateral Agent notifies such Lender that the Collateral Agent has determined in its sole discretion that any funds received by such Lender from the Borrowers or the Collateral Agent or any of their respective Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Borrower Representative or the Collateral Agent (as applicable) the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received) and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Collateral Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Collateral Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Borrowers or the Collateral Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Borrowers or the Collateral Agent (as applicable), (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Collateral Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on

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“discharge for value” or any similar theory or doctrine.  Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Collateral Agent of such occurrence and, upon demand from the Collateral Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Borrowers or the Collateral Agent (as applicable) the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received).
(c)The Borrower Representative and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Collateral Agent’s rights and remedies under this Section 11.11), the Collateral Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any outstanding Obligations; provided, that this Section 11.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the outstanding Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Borrower Representative or the Collateral Agent (as applicable); provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Collateral Agent from the Borrower Representative with respect to the Obligations hereunder.
(d)In addition to any rights and remedies of the Collateral Agent provided by law, Collateral Agent (or its designee) shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 11.11 and which has not been returned to the Borrowers or the Collateral Agent (or its designee) as applicable, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Collateral Agent (or its designee) or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. The Collateral Agent agrees promptly to notify the Lender after any such setoff and application made by the Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(e)Each party’s obligations under this Section 11.11 shall survive the resignation or replacement of the Administrative Agent, or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
(f)Notwithstanding anything to the contrary in this Section 11.11, this Agreement or in any other Credit Document, the Borrowers shall have no obligations, liabilities or responsibilities for any actions, consequences or remediation (including the repayment or recovery of any amounts) contemplated by this Section 11.11 with respect to any such Erroneous Payments (and, for the avoidance of doubt, it is understood and agreed that if the Borrowers have paid principal or any other amounts owed pursuant to this Agreement or any other Credit Document, nothing in this Section 11.11 (or Section 12.5 (or any equivalent provision) in connection therewith) shall require the Borrowers to pay additional amounts that are duplicative of any such previously paid amounts).

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1.12Delivery of Reports. The Administrative Agent or the Collateral Agent, as applicable, shall use commercially reasonable efforts to provide to each Lender (i) copies of any Loan requests, Funding Notices and reports delivered by or on behalf of any Credit Party to the Administrative Agent or the Collateral Agent on the same Business Day of such Agent’s receipt thereof (and, in any event, shall provide within one (1) Business Day of receipt thereof) and (ii) any other written information provided to the Administrative Agent or the Collateral Agent by or on behalf of any Credit Party or otherwise reasonably requested by any Lender, in each case within two (2) Business Days of such Agent’s receipt of such information or such Lender’s request, as applicable; provided, that the Administrative Agent shall have no obligation to deliver to any Lender any such Loan request, Funding Notices, report or other information if any Credit Party is required to deliver such Funding Notice, report or other information, as applicable, directly to the Lenders.
Section 12.MISCELLANEOUS
1.1Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Credit Party, the Collateral Agent or the Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent in writing. All notices and other communications provided for herein shall be in writing and may be personally served, sent by telefacsimile (with telephonic confirmation of receipt), courier service or email (to the extent that an email address shall have been provided for the recipient) and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or email. Each of the Borrowers, the Guarantors, the Administrative Agent, and the Collateral Agent may change its address, telecopier, telephone number or electronic email address for notices and other communications hereunder by notice to the parties hereto. Each other Lender may change its address, telecopier, telephone number or electronical email address for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent.
1.2Borrower Representative As Agent for Notice for Credit Parties. Each Credit Party hereby appoints the Borrower Representative as its agent for delivery and receipt of all notices required under this Section 12 and any other Credit Document. Each Credit Party hereby acknowledges and agrees that, notwithstanding anything herein to the contrary, (i) the delivery by the Agents or Secured Parties to the Borrower Representative of any notice required or permitted to be delivered hereunder or under any other Credit Document shall constitute and be deemed to be delivery to all the Credit Parties and (ii) delivery by the Borrower Representative of any notice required to be delivered hereunder or under any other Credit Document shall constitute and shall be deemed to be delivered for and on behalf of all of the Credit Parties, and each Credit Party shall be deemed to have actual notice of the delivery or receipt of and the contents of each such notice.
1.3Credit Party Agent.
(a)Each Credit Party (other than the Borrower Representative) by its execution of this Agreement irrevocably appoints the Borrower Representative to act on its behalf as the Credit Party Agent (the “Credit Party Agent”) in relation to the Credit Documents and irrevocably authorizes:
(i)The Credit Party Agent on its behalf to supply all information concerning itself contemplated by this Agreement to the Secured Parties and to give all notices and instructions, to execute on its behalf a counterpart agreement, to make such agreements and to effect the relevant amendments, supplements and variations capable of

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being given, made or effected by any Credit Party notwithstanding that they may affect the Credit Party, without further reference to or the consent of that Credit Party; and
(ii)Each Secured Party to give any notice, demand or other communication to the Credit Party Agent pursuant to the Credit Documents.
With respect to both Section 12.3(a)(i) and (ii), the Credit Party shall be bound as though the Credit Party itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement variation, notice or other communication given or made by the Credit Party Agent or given to the Credit Party Agent under any Credit Document on behalf of another Credit Party or in connection with any Credit Document (whether or not known to any other Credit Party and whether occurring before or after such other Credit Party became a Credit Party under any Credit Document) shall be binding for all purposes on that Credit Party as if that Credit Party had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Credit Party Agent and any other Credit Party, those of the Credit Party Agent shall prevail.
1.4Expenses. Each Credit Party, jointly and severally, hereby agrees to pay promptly (a) all of each Agent’s and the Lender’s actual, reasonable and documented out-of-pocket costs and expenses including reasonable and customary fees and expenses of counsel to such Agent and the Lenders of negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower Representative; (b) all the actual, documented out-of-pocket costs and reasonable out-of-pocket expenses of creating, perfecting and enforcing Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and disbursements of counsel for each Agent and the Lenders; (c) all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (d) after the occurrence of a Default or an Event of Default, all documented, out-of-pocket costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by any Agent or any Lender in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral); or (e) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings; and (f) without duplication, all other Permitted Expenses.
1.5Indemnity.
(a)IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 12.4, EACH CREDIT PARTY AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH AGENT, THE LENDERS, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, MANAGERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN

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WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT SUCH CREDIT PARTY SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT THAT (I) SUCH INDEMNIFIED LIABILITIES ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT, (II) ANY MATERIAL BREACH OF ANY CREDIT DOCUMENT BY THE PARTY TO BE INDEMNIFIED OR (III) ARISING FROM DISPUTES, CLAIMS, DEMANDS, ACTIONS, JUDGMENTS OR SUITS NOT ARISING FROM ANY ACT OR OMISSION BY ANY CREDIT PARTY, BROUGHT BY AN INDEMNITEE AGAINST ANY OTHER INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 12.5 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE CREDIT PARTIES SHALL CONTRIBUTE THE MAXIMUM PORTION THAT THEY ARE PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. EACH CREDIT PARTY FURTHER AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO THE BORROWERS OR ANY OTHER CREDIT PARTY EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL ANY CREDIT PARTY OR ANY INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES; PROVIDED FURTHER, HOWEVER, THAT INDEMNIFICATION CLAIMS FOR THE EXPENSE OF COUNSEL SHALL BE LIMITED TO ONE COUNSEL FOR AGENT, ONE COUNSEL FOR THE LENDERS AS A WHOLE, AND A SINGLE LOCAL COUNSEL IN ANY RELEVANT JURISDICTION. THIS SECTION 12.5 SHALL NOT APPLY WITH RESPECT TO TAXES, OTHER THAN TAXES THAT REPRESENT LOSSES ARISING FROM A NON-TAX CLAIM.
(b)EACH CREDIT PARTY AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY TO DEFEND (SUBJECT TO INDEMNITEES’ APPROVAL OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, EACH INDEMNITEE, FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR AS A RESULT OF, IN WHOLE OR IN PART, ANY ACT OR OMISSION OF THE CREDIT PARTIES IN CONNECTION WITH THEIR OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT SUCH CREDIT PARTY SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT, AND ANY AMOUNTS PAID ON BEHALF OF ANY INDEMNITEE FOR WHICH IT IS DETERMINED TO BE INELIGIBLE SHALL BE RETURNED. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 12.5 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF

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ANY LAW OR PUBLIC POLICY, EACH CREDIT PARTY AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY THAT THE CREDIT PARTIES SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY ALL INDEMNITEES OR ANY INDEMNITEE. EACH CREDIT PARTY FURTHER AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER CREDIT PARTY THAT NO INDEMNITEE SHALL HAVE ANY LIABILITY BASED ON ITS COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OR OTHERWISE TO PARENT EXCEPT TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SUCH INDEMNITEE HAVE ANY LIABILITY FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.
(c)If any claim or action for Indemnified Liabilities shall be brought against an Indemnitee, it shall notify the Borrower Representative (an “Indemnitor”) thereof, and each Indemnitor shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified Indemnitor, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, unless such Indemnitee reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such Indemnitor.
(d)To the extent permitted by applicable law, neither the Borrowers nor any other Credit Party shall assert, and the Borrowers and each other Credit Party hereby waives, any claim against the Lenders, the Agents and their respective Lender Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and the Borrower Representative hereby on its own behalf and on behalf of each other Credit Party waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
1.6Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its Affiliates each is hereby authorized by the Borrower Representative at any time or from time to time, without notice to the Borrower Representative or to any other Person (other than the Administrative Agent) except to the extent required by applicable law, any such notice being hereby expressly waived to the maximum extent under applicable law, and subject to any requirements or limitations imposed by applicable law, to set-off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrowers (in whatever currency) against and on account of the obligations and liabilities of the Borrowers to such Lender arising hereunder or under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, or (b) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness. The rights of the Administrative Agent and each Secured Party under this

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Section 12.6 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.
1.7Amendments and Waivers; Consents; Collateral Release.
(a)Amendments and Waivers.
(i)Subject to Sections 12.7(a)(ii) and 12.7(b), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of each Credit Party that is party thereto and the Required Lenders; provided that, no such amendment, waiver, modification or termination shall:
(1)extend the scheduled final maturity of any Loan or Note without the consent of each Lender;
(2)waive, reduce or postpone any scheduled repayment without the consent of each Lender entitled to such payment;
(3)reduce any Loan or any fee payable hereunder without the consent of each Lender entitled to such payment;
(4)extend the time for payment of any Payment or fees without the consent of each Lender entitled to such payment;
(5)reduce the principal amount or the rate of interest of any Loan without the consent of each Lender entitled to such payment;
(6)change the manner of computation of any financial ratio (including any change in any applicable defined term) without the consent of the Required Lenders;
(7)amend, modify, terminate or waive any provision of this Section 12.7 or the definition of “Required Lenders” or any other provision of any Credit Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder without the consent of each Lender;
(8)release all or substantially all of the Collateral, except as expressly provided in the Credit Documents without the consent of each Lender; or
(9)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document without the consent of each Lender;
(ii)Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 11 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or

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(b)Execution of Amendments, etc. The Administrative Agent or Collateral Agent, as applicable, may execute amendments, modifications, waivers or consents on behalf of the Lenders to the extent permitted herein. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances.
(c)The Agents are authorized to release any Lien granted to or held by any Agent upon any Collateral (i) as permitted by the terms of the applicable Credit Documents; or (ii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Credit Document, or consented to in writing by the Required Lenders (or such higher threshold and may be specifically required hereunder), the Agents shall (and are hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent or Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties in respect of) all interests retained by any Credit Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by any Agent of documents in connection with any such release shall be without recourse to or warranty by the Agent.
1.8Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. No Credit Party’s rights or obligations hereunder, in any other Credit Document, nor any interest herein or therein may be assigned or delegated without the prior written consent of the Required Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees under Section 12.5, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Lender Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Register. The Credit Parties, the Administrative Agent and the Lenders shall deem and treat each Person listed as “Lender” in the Register as a holder and owner of the corresponding Loans listed therein for all purposes hereof, and no assignment or transfer of any such Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Collateral Agent and recorded in the Register. Prior to such recordation, all amounts owed with respect to the applicable Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Loans.
(c)Right to Assign. Each Lender shall have the right at any time to sell, assign, transfer, grant or otherwise dispose of all or a portion of its respective rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligations owing to it, to the following; provided, however, that no assignment shall be made to any Competitor listed in Schedule E:
(i)any other Agent or Lender;

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(ii)any Affiliate or Approved Fund of a Lender; or
(iii)any other Person (other than any Competitor) reasonably acceptable to Agent and, so long as no Event of Default is continuing, the Borrower Representative (such consent not to be unreasonably conditioned, withheld or delayed).
(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Collateral Agent and the Borrowers an Assignment Agreement, together with a $3,500.00 processing an recordation fee, all forms, certificates or other evidence, if any, with respect to U.S. federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent, and all documentation and other information required by regulatory authorities under applicable Anti-Money Laundering Laws.
(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms, certificates or other evidence required by this Agreement in connection therewith, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower Representative and shall maintain a copy of such Assignment Agreement.
(f)Representations and Warranties of Assignee. Each assignee of a Lender, upon executing and delivering an Assignment Agreement, represents and warrants to the Lenders and the Credit Parties as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee and (ii) it will make or invest in, as the case may be, its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other applicable securities laws (it being understood that, subject to the provisions of this Section 12.8, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).
(g)Effect of Assignment. Subject to the terms and conditions of this Section 12.8, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of an “Agent” or a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and an “Agent” or a “Lender” for all purposes hereof, (ii) the assigning Agent or Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 12.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Agent’s or Lender’s rights and obligations hereunder, such assigning or assigning Agent or Lender shall cease to be a party hereto; provided, that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Agent or Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Agent or assigning Lender as a Lender hereunder) and (iii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower Representative shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender. It is understood that the “assignments” by any Agent referred to in this Section are assignments of its Loans; any change in the role of an Agent or appointment of a successor Agent is governed by Section 11.10.

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(h)Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrowers, any of its Subsidiaries or any of its Affiliates) in all or any part of the Loans or in any other Obligation to any Person; provided, however, that no Lender may sell a participation to all or any portion of its rights and obligations under this Agreement to a Competitor. No such participation arrangement shall relieve a Lender of any of its obligations under the Credit Documents. The holder of any such participation, other than a Lender Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, termination, waiver or consent that would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of fees thereon or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) result in the assignment or transfer by the Borrowers or of any of their respective rights and obligations under this Agreement, (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating, (iv) otherwise be required of any Lender under Section  12.7(a) hereof, (v) waive or declare an Event of Default hereunder or (vi) result in an adverse regulatory impact on any such participant. Each Credit Party agrees that each participant shall be entitled to the benefits of Sections 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section 12.8; provided, that (i) a participant shall not be entitled to receive any greater payment under Sections 2.10 and 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation, (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless such participant complies with Section 2.11(e) as though it were a Lender (by providing any documentation required thereby to the participating Lender). Notwithstanding any participation made hereunder (i) such selling Lender’s obligations under this Agreement shall remain unchanged, (ii) such selling Lender shall remain solely responsible to the Borrowers for the performance of its obligations hereunder, and (iii) except as set forth above, the Credit Parties, the Agents and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such selling Lender’s rights and obligations under this Agreement, and such selling Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations and to approve, without the consent of or consultation with any participant, any amendment, modification or waiver of any provision of this Agreement; provided, however, if the Borrower Representative is provided notice of the sale of the participation to such participant, then during the occurrence and continuance of an Event of Default, the participant (to the extent of its interest in any Loans) shall have the right to vote any claims with respect to the Borrowers or the Loans in any bankruptcy, insolvency or similar type of proceeding of the Borrowers. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts of each participant’s participation (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Loans or in any of its other Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to the extent reasonably necessary for the Borrowers to comply with its obligations under FATCA. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding

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any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 12.8, each Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, that such Lender, as between the Borrowers and such Lender, shall not be relieved of any of its obligations hereunder as a result of any such assignment and pledge; and provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder. Each of the Borrowers agrees that it shall cooperate with the Administrative Agent with respect to any such assignment, pledge or granting of a security interest, and shall provide the applicable assignee, lender or secured party (either directly or through distribution to the Administrative Agent), as applicable, access to their respective books, records, financial statements, policies, directors, officers and employees, other documents or other information, in each case, as reasonably requested by such assignee, lender or secured party, as applicable. The Borrowers agree that each Lender and the Administrative Agent shall have the right to disclose the terms of this Agreement and the transactions contemplated hereby to any assignee, lender or secured party; provided, however, that each such party shall agree to comply with requirements substantially similar to those set forth in Section 12.25 with respect to any Confidential Information provided thereto.
1.9Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
1.10Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. All covenants, agreements, representations and warranties contained herein and in the other Credit Documents shall be deemed to have been relied upon by each Lender and shall survive the execution and delivery of this Agreement and each of the other Credit Documents and shall continue in full force and effect until the Termination Date. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 2.4, 2.6, 2.10, 2.11, 10.2, 10.3, 10.4, 10.36, and 10.10 shall survive the payment of the Loans and the termination hereof.
1.11No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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1.12Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to the designee of the Administrative Agent or any Lender (or to the Collateral Agent on behalf of a Lender), the Collateral Agent or any Lender enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
1.13Severability. In case any provision or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
1.14Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
1.15APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
1.16CONSENT TO JURISDICTION.
(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION), OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HERETO EXPRESSLY, UNCONDITIONALLY AND IRREVOCABLY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE TO ANY PROCESS AGENT APPOINTED IN ACCORDANCE WITH SUBPARAGRAPH (b) BELOW IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (iv) EXPRESSLY WAIVES ITS RIGHTS TO ANY OTHER JURISDICTION OF ANY OTHER COURT THAT MAY APPLY BY VIRTUE OF ITS PRESENT OR ANY OTHER FUTURE DOMICILE OR FOR ANY OTHER REASON.
(b)EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. EACH NON-U.S. CREDIT PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWERS, WITH AN OFFICE ON THE CLOSING DATE AT THE

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ADDRESS LISTED FOR BORROWERS IN SECTION 12.1, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 12 OR IN ANY OTHER CREDIT DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. EACH OF THE CREDIT PARTIES AND THE BORROWERS HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE BORROWERS HAVE AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER NON-U.S. CREDIT PARTY). SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH NON-U.S. CREDIT PARTY UNTIL ALL AMOUNTS PAYABLE BY SUCH NON-U.S. CREDIT PARTY HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND, AS APPLICABLE, SUCH NON-U.S. CREDIT PARTY SHALL HAVE BEEN TERMINATED OR RELEASED AS A GUARANTOR PURSUANT TO THE TERMS OF THE APPLICABLE CREDIT DOCUMENTS. EACH NON-U.S. CREDIT PARTY HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 12 IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE BORROWERS AS PROVIDED IN THIS SECTION 12.16. EACH NON-U.S. CREDIT PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH NON-U.S. CREDIT PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH NON-U.S. CREDIT PARTY. TO THE EXTENT ANY NON-U.S. CREDIT PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH NON-U.S. CREDIT PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)TO THE EXTENT THAT ANY CREDIT PARTY HAS OR HEREAFTER MAY ACQUIRE (OR MAY BE ATTRIBUTED, WHETHER OR NOT CLAIMED) ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OF PROCESS OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH CREDIT PARTY HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF (A) ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS, (B) ANY LEGAL PROCEEDINGS TO ENFORCE SUCH OBLIGATIONS AND (C) ANY LEGAL PROCEEDINGS TO ENFORCE ANY JUDGMENT RENDERED IN ANY PROCEEDINGS TO ENFORCE SUCH OBLIGATIONS. EACH CREDIT PARTY HEREBY AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION 12.16(c) SHALL BE TO THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT AND ARE INTENDED TO BE IRREVOCABLE FOR PURPOSES OF THE FOREIGN SOVEREIGN IMMUNITIES ACT.

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1.17WAIVER OF JURY TRIAL. EACH CREDIT PARTY AND EACH LENDER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWERS RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH CREDIT PARTY, EACH AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH CREDIT PARTY, EACH AGENT AND EACH LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 12.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
1.18Usury Savings Clause. It is the intention of the parties hereto that the Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Credit Document would be usurious as to the Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to the Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Credit Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Agent or any Lender that is contracted for, taken, reserved, charged or received by the Agent or such Lender under this Agreement or any other Credit Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by the Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by the Agent or such Lender, as applicable, to the Borrower Representative); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by the Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or

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would thereby be paid in full, refunded by the Agent or such Lender to the Borrower Representative). All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to the Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to the Agent or any Lender on any date shall be computed at the highest lawful rate applicable to the Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Agent or such Lender would be less than the amount of interest payable to the Agent or such Lender computed at the Highest Lawful Rate applicable to the Agent or such Lender, then the amount of interest payable to the Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to the Agent or such Lender until the total amount of interest payable to the Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.
For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agent and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.
The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.
1.19Counterparts. This Agreement and each other Credit Document may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of (A) this Agreement, (B) any other Credit Document and/or (C) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.3(a)), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby that is an Electronic Signature transmitted by facsimile, email or any other electronic means (including electronic PDF, DocuSign, Adobe “fill and sign” or such other provider as specified in writing by the applicable party) that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement and/or such other Credit Document, as applicable. The words “execution”, “execute”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Agreement, any other Credit Document or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, email or any other electronic means (i.e., a “pdf” or “tiff”)), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, that without limiting the foregoing, (1) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Credit Party without further verification thereof and without any obligation to review the appearance or form of any

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such Electronic Signature and (2) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart.
1.20Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.
1.21PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the PATRIOT Act. Each Credit Party shall, promptly following a request by the Administrative Agent, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Agent or any Lender requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations.
1.22English Language. This Agreement and each other Credit Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Credit Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.
1.23No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
1.24Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
1.25Confidentiality.
(a)Unless required by law or regulation to do so or otherwise expressly permitted by the Credit Documents, none of the Lenders, the Administrative Agent or the Collateral Agent shall publish or otherwise disclose any information and material of any type, scope or subject matter relating to another party, the material terms of the Facility, any of the Credit Documents or the transactions contemplated hereby or thereby or any of the information provided the Credit Parties in connection with the diligence and negotiation of the Credit Documents or provided under any requirement thereof or in connection therewith (collectively, “Confidential Information”) to any Person (other than as provided for below). Notwithstanding the foregoing, but subject to the requirements of any applicable privacy laws, such Administrative Agent, Collateral Agent or Lenders may disclose the Confidential Information (a) to any of their respective Affiliates, as applicable, and to their and their respective Affiliates’ officers, directors, managers, administrators, trustees, employees, agents, accountants, legal counsel and other service providers or representatives, as applicable, on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be obligated to observe the confidentiality obligations hereunder, informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent required by applicable

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law, regulation, subpoena or other legal process, (c) to the extent requested by any governmental or regulatory authority purporting to have jurisdiction over such party (including any self-regulatory authority), (d) to any other Lender or Agent involved in the Facility, (e) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents or any action or proceeding relating to this Agreement or any other Credit Document, the transactions contemplated thereby or the enforcement of rights hereunder or thereunder, (f) with respect to the Lenders, to an assignee or potential assignee subject to an agreement containing provisions substantially the same as those of this Section 12.25, (g) to any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their respective obligations, this Agreement or payments hereunder subject to an agreement containing provisions substantially the same as those of this Section 12.25, (h) with the consent of the Borrower Representative, (i) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to any equity or debt investors or other financing sources, other lenders or institutional investors or potential equity or debt investors or other financing sources, or institutional investors of such party and/or its Affiliates or (j) to the extent that such information (i) was or becomes available to such party from a source other than a party hereto other than as a result of a breach under this Section 12.25 or other obligation to maintain confidentiality, (ii) has been independently acquired or developed by any such party without violating any of their respective obligations under this Agreement or any other obligation of confidentiality, or (iii) becomes publicly available other than as a result of a breach of this Section 12.25. Notwithstanding anything to the contrary herein, in the event that a party to this Agreement determines that it is required by applicable law or a Governmental Authority or representative thereof (which may include legal process) to disclose Confidential Information of another party hereto, the disclosing party shall, to the extent permitted by applicable law or court order and reasonably practicable to do so, notify the party regarding which the Confidential Information applies in order to afford such party a reasonable opportunity to obtain a protective order in regard to such Confidential Information, it being understood and agreed that the Lenders shall have no obligation to notify any Credit Party of any such disclosure made in connection with routine regulatory examinations, inspections and audits by or on behalf of a governmental or regulatory authority or representative thereof having jurisdiction over such Lender. The Credit Parties acknowledge and agree that they shall not provide (and shall cause the other Credit Parties not to provide) any Confidential Information to any Agent or lender that constitutes “nonpublic personal information” as such term is defined in Section 6809(4) of the United States Gramm-Leach-Bliley Act. This confidentiality agreement shall apply to any and all information relating to the Facility, any of the Credit Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.
(b)Notwithstanding anything to the contrary herein, the parties hereto (and each of their employees, representatives and other agents) may disclose to any Persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either party relating to such tax treatment and tax structure; provided, that this Section 12.25(b) does not authorize any party hereto (or any of its employees, representatives or other agents) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction contemplated by the this Agreement or that does not relate directly to the tax treatment and tax structure of the transaction contemplated by this Agreement (including, if applicable, the identity of the parties hereto and any information that could reasonably lead another to determine the identity of the parties hereto), or to the extent it is reasonably necessary to keep any such information confidential in order to comply with any federal or state securities law. This Section 12.25(b) is intended to make certain that this Agreement does not cause any of the transactions contemplated by this Agreement to constitute “confidential transactions” within the meaning of Treasury Regulations Section 1.6011-4(b)(3), 301.6111-2(c), 301.6111-3(b)(2)(ii)(B) and any similar applicable state or local law in effect as of the date hereof, and it shall be construed accordingly.

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(c)Each Credit Party, on the one hand, and the Agents and each Lender, on the other hand, hereby agree, on behalf of itself and the its Affiliates, not to in the future issue any press releases or other public disclosure referring to, in the case of the Credit Parties, the Agent or Lenders, in the case of any Agent or Lender, any Credit Party, or referring to this Agreement or the other Loan Documents without prior consultation with such other Agent, Lender or Credit Party, as applicable; provided, that any failure of such Credit Party, Agent, or Lender to consult shall not result in an Event of Default.
1.26Location of Closing. All parties hereto agree that the closing of the transactions contemplated by this Agreement has occurred in New York.
1.27ERISA.
(a)Each Lender represents and warrants to the Collateral Agent and each Credit Party that with respect to each Loan, either (i) no portion of such Loan shall be funded or held with the “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA (“Plan Assets”) or (ii) if such Loan is funded or held with Plan Assets, (A) then an investment manager with respect to such Plan Assets qualifies, and is acting, as a QPAM with respect to such Plan Assets, and all conditions of the QPAM Exemption have been satisfied with respect to such Loan or (B) such Lender has provided the Collateral Agent with evidence that the conditions of another applicable exemption from the prohibited transaction provisions under ERISA, the Internal Revenue Code or Similar Laws, to the extent applicable, have been met.
(b)Each Lender that funds all or any part of a Loan with Plan Assets acknowledges and agrees that none of the Credit Parties or any of their respective Affiliates involved in the transactions contemplated by this Agreement has undertaken or is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions covered by this Agreement or any Credit Document with respect to such Lender.
1.28Other NYDIG Activities. NYDIG is an affiliate of New York Digital Investment Group LLC, a full service investment advisory firm engaged, either directly or through affiliates in various activities, including securities trading, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of these activities, New York Digital Investment Group LLC and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for its own account and for the accounts of its clients and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Credit Parties, as well as of other entities and persons and their affiliates which may (i) be involved in transactions arising from or relating to the Transactions, (ii) be customers or competitors of the Credit Parties, or (iii) have other relationships with the Credit Parties. Nothing in this Agreement or the other Transaction Documents shall restrict or preclude NYDIG or any of its respective affiliates from pursuing any business opportunities either on its or their own behalf or in conjunction with third parties.
1.29QFC. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for or any agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regime”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the

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United States or any other state of the United States), that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
GREENIDGE GENERATION HOLDINGS INC.
By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE TEXAS LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GTX GEN 1 LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GTX GEN 1 COLLATERAL HOLDINGS LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

GTX GEN 1 COLLATERAL LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

GTX DEV 1 LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer

    [Signature Page to NYDIG-Greenidge – Senior Secured Loan Agreement]

4885-4330-5790v.25

GREENIDGE GENERATION BLOCKER INC.

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE GENERATION HOLDINGS LLC
By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE GENERATION LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GNY COLLATERAL HOLDING LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

GREENIDGE SOLAR LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE PIPELINE LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer

    [Signature Page to NYDIG-Greenidge – Senior Secured Loan Agreement]

4885-4330-5790v.25

GREENIDGE PIPELINE PROPERTIES CORPORATION

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE MARKETS AND TRADING LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE SECURED LENDING LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GREENIDGE SOUTH CAROLINA LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GSC COLLATERAL HOLDING LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

    [Signature Page to NYDIG-Greenidge – Senior Secured Loan Agreement]

4885-4330-5790v.25

GSC COLLATERAL LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

GSC RE LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
GSC DEMOCO LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

300 JONES ROAD LLC

By:    /s/ David Anderson
Name: David Anderson
Title: Chief Executive Officer
SUPPORT.COM, INC.

By:/s/ Christine Kowalczyk
     Name: Christine Kowalczyk
     Title: President

SUPPORT.COM SERVICES HOLDING COMPANY, INC.

By:/s/ Christine Kowalczyk
     Name: Christine Kowalczyk
     Title: President
    [Signature Page to NYDIG-Greenidge – Senior Secured Loan Agreement]

4885-4330-5790v.25

GGHI INACTIVE HOLDINGS LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

GNY COLLATERAL LLC

By:/s/ Dale Irwin
     Name: Dale Irwin
     Title: President

4885-4330-5790v.25

NYDIG ABL LLC,
as Administrative Agent, Collateral Agent,
and a Lender
By:    /s/ Trevor Smyth
Name: Trevor Smyth
Title: Head of Structured Financing

4885-4330-5790v.25